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                                                                   Exhibit 99(b)



              THE CORTLAND SAVINGS AND BANKING COMPANY 401(k) PLAN



                                TABLE OF CONTENTS

ARTICLE I - BASIC DEFINITIONS ...............................................1
1.01    Accounts.............................................................1
1.02    Accrued Benefit......................................................1
1.03    Actual Deferral Percentage...........................................1
1.04    Adjustment Factor....................................................2
1.05    Affiliated Business..................................................2
1.06    Average Actual Deferral Percentage...................................2
1.07    Average Contribution Percentage......................................2
1.08    Beneficiary..........................................................2
1.09    Break in Service.....................................................2
1.10    Code.................................................................2
1.11    Compensation.........................................................3
1.12    Computation Period...................................................3
1.13    Contribution Percentage..............................................3
1.14    Contributions........................................................4
1.15    Defined Contribution Dollar Limitation...............................4
1.16    Earned Income........................................................4
1.17    Effective Date.......................................................4
1.18    Election Period......................................................4
1.19    Eligible Participant.................................................4
1.20    Employee.............................................................5
1.21    Employee Deferral Contributions......................................5
1.22    Employer.............................................................5
1.23    Employer Non-elective Contributions..................................5
1.24    Employer Stock.......................................................5
1.25    Employer Stock Fund..................................................5
1.26    Employment Commencement Date.........................................5
1.27    Entry Date...........................................................5
1.28    ERISA................................................................5
1.29    Excess Aggregate Contributions.......................................5
1.30    Excess Contributions.................................................6
1.31    Excess Deferral Amount...............................................7
1.32    Family Member........................................................8
1.33    Fiduciaries..........................................................8
1.34    Highly Compensated Employee..........................................8
1.35    Hour of Service......................................................9
1.36    Investment Fund.....................................................10
1.37    Leased Employee.....................................................11
1.38    Limitation Year.....................................................11
1.39    Matching Contributions..............................................12
1.40    Net Gain or Net Loss................................................12
1.41    Non-highly Compensated Employee.....................................12
1.42    Normal Retirement Age...............................................12
1.43    Normal Retirement Date..............................................12
1.44    Owner-Employee......................................................12
1.45    Participant.........................................................12
1.46    Plan................................................................12
1.47    Plan Administrator..................................................12
1.48    Plan Year...........................................................12
1.49    Qualified Non-elective Contributions................................12
1.50    Qualified Matching Contributions....................................12
1.51    Salary Reduction Agreement..........................................12
1.52    Self-Employed Individual............................................12
1.53    Spouse (Surviving Spouse)...........................................12
1.54    Trustee.............................................................13
1.55    Trust Fund..........................................................13


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1.56    Value...............................................................13
1.57    Valuation Date(s)...................................................13
1.58    Year of Eligibility Service.........................................13
1.59    Year of Vesting Service.............................................13

ARTICLE II - ELIGIBILITY REQUIREMENTS.......................................14
2.01    Participation.......................................................14
2.02    Excluded Employees..................................................14
2.03    Plan Information....................................................14
2.04    Conditions of Continued Participation...............................14
2.05    Rehired Participant.................................................15

ARTICLE III CONTRIBUTIONS...................................................15
3.01    Accounts............................................................15
3.02    Employer Non-elective Contributions.................................15
3.03    Employee Deferral Contributions.....................................15
3.04    Matching Contributions..............................................18
3.05    Qualified Non-Elective and Qualified Matching Contributions.........19
3.06    Transfers from Qualified Plans......................................19

ARTICLE IV - ALLOCATIONS TO PARTICIPANTS' ACCOUNTS..........................20
4.01    Amounts Allocated...................................................20
4.02    Eligible Participants...............................................20
4.03    Allocation of Net Gain and Net Loss of Trust Fund to Accounts.......21

ARTICLE V - LIMITATIONS ON ALLOCATIONS......................................23
5.01    Limitations on Annual Additions to Accounts.........................23
5.02    Deduction Limitation................................................25
5.03    Overall Limitations.................................................25
5.04    Limitations on Employee Deferral Contributions......................27
5.05    Limitations on Matching Contributions...............................28
5.06    Multiple Use Test...................................................30
5.07    Distribution of Excess Deferrals....................................31
5.08    Distribution of Excess Contributions................................32
5.09    Distribution of Excess Aggregate Contributions......................33

ARTICLE VI - RETIREMENT BENEFITS............................................34
6.01    Events Entitling Participant to Distribution........................34
6.02    Property Distributed................................................34
6.03    Methods of Benefit Payment..........................................35
6.04    Plan Rollovers......................................................35

ARTICLE VII - JOINT AND SURVIVOR ANNUITY REQUIREMENTS.......................36

ARTICLE VIII - VOTING EMPLOYER STOCK........................................36
8.01    Voting Rights.......................................................36
8.02    Employer Stock Fund.................................................36

ARTICLE IX - DEATH BENEFITS.................................................37
9.01    Amount of Death Benefit.............................................37
9.02    Payment of Death Benefit............................................37
9.03    Beneficiary Designation.............................................37
9.04    Selection by Beneficiary............................................37

ARTICLE X - TERMINATION BENEFITS............................................37
10.01   Vesting Schedule....................................................37
10.02   Determination of Accrued Benefit....................................38
10.03   Payment of Accrued Benefit..........................................38

ARTICLE XI - DISTRIBUTION REQUIREMENTS......................................39


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11.01   General Rules.......................................................39
11.02   Required Beginning Date.............................................39
11.03   Limits on Distribution Periods......................................39
11.04   Determination of Amount to be Distributed Each Year.................39
11.05   Death Distribution Provisions.......................................40
11.06   Commencement of Benefits............................................41
11.07   Definitions.........................................................41

ARTICLE XII - PLAN ADMINISTRATION...........................................43
12.01   Allocation of Fiduciary Powers......................................43
12.02   Plan Administration.................................................43
12.03   Claim Procedure.....................................................43
12.04   Reporting and Disclosure............................................44
12.05   Plan Administrator's Duties and Powers..............................44
12.06   Administrative Rules................................................44
12.07   Directions to Trustee...............................................45
12.08   Benefit Applications................................................45
12.09   Discretion and Delegation...........................................45
12.10   Domestic Relations Order............................................45

ARTICLE XIII - TOP HEAVY RULES..............................................45
13.01   Effective Date......................................................45
13.02   Determination of Top Heavy Status...................................45
13-03   Definitions and Special Rules.......................................46
13-04   Effect of Top Heavy Status..........................................49

ARTICLE XIV - THE TRUSTEE...................................................50
14.01   Resignation and Removal.............................................50
14.02   Information to be Furnished to Trustee..............................51
14.03   Accounting..........................................................51
14.04   Trustee's Right to Judicial Settlement..............................51
14.05   Trustee's Expenses..................................................51
14.06   Payment of Benefits to Incompetent..................................51
14.07   Trustee's Investment Powers.........................................52
14.08   Form of Plan Contributions..........................................54
14.09   Payments Made at Direction of Plan Administrator....................54

ARTICLE XV - FIDUCIARY RESPONSIBILITY.......................................55
15.01   Fiduciary Standards.................................................55
15.02   Situs of Plan Assets................................................55

ARTICLE XVI - EXCLUSIVE BENEFIT REQUIREMENTS................................55
16.01   Trustee Receipt of Funds............................................55
16.02   Plan Assets for Exclusive Benefit of Participants...................55
16.03   Return of Contributions.............................................56

ARTICLE XVII - PLAN TERMINATION RESPONSIBILITY AMENDMENTS...................56
17.01   Termination or Partial Termination..................................56
17.02   Limitations on Amendments by Employer...............................57
17.03   Amendments Required for Qualification...............................57
17.04   Participant's Consent to Amendment..................................58

ARTICLE XVIII - OTHER REQUIRED PROVISIONS...................................58
18.01   Plan Merger or Consolidation........................................58
18.02   Nonalienation of Benefits...........................................58
18.03   Form of Benefit Payments............................................58

ARTICLE IX - LOANS TO PARTICIPATION.........................................58
19.01   Loans to Participants...............................................58
19.02   Maximum Loan Amount.................................................59


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 19.03   Repayment of Loans ................................................59
 19.04   Terms..............................................................60

 ARTICLE XX - MISCELLANEOUS.................................................61
 20.01   No Guarantee of Employment.........................................61
 20.02   Construction of Agreement..........................................61
 20.03   Duration of Plan...................................................62
 20.04   Illegality.........................................................62
 20.05   Withdrawal by an Employer..........................................62
 20.06   Gender and Number..................................................62
 20.07   Successor Employer.................................................62
 20.08   Indemnification....................................................62
 20.09   Expenses of Administration.........................................62



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                      CORTLAND SAVINGS AND BANKING COMPANY
                                   401(k) PLAN

         WHEREAS, effective as of March 1, 1984, Cortland Savings and Banking Company (the "Employer") established the Cortland Savings and Banking Company 401(k) Plan (the "Plan') to provide retirement and other related benefits for the Employer's eligible employees; and

         WHEREAS, the Employer has determined that the Plan shall be amended in its entirety and restated to comply with the Tax Reform Act of 1986 and other relevant legal and regulatory changes; and

         WHEREAS, the Plan is intended to constitute an eligible individual account plan, as that term is defined in Section 407(d)(3) of ERISA.

         NOW THEREFORE, as of the Effective Date, the Employer hereby adopts this amended and restated Plan, the provisions of which shall be as follows:


                          ARTICLE I - BASIC DEFINITIONS

         When used in this Plan, the following words and phrases shall have the following meanings, unless the context clearly indicates otherwise. Under no circumstances shall any of the following definitions be interpreted or construed in a manner which shall be inconsistent with ERISA or the Code or any valid regulations issued pursuant thereto.

1.01 ACCOUNTS: The accounts maintained by the Plan Administrator on behalf of each Participant, which shall reflect the value of the Participant's interest in all Contributions and adjustments made to such contributions.

1.02         ACCRUED Benefit: The balance in a Participant's Accounts.

1.03 ACTUAL DEFERRAL PERCENTAGE: For a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in the group) of (i) the amount of the ADP contributions paid over to the Plan trust on behalf of such Participant for the Plan Year, to (ii) the Participant's Compensation for the Plan Year. For the purposes of this subsection, the following rules shall apply:

             (a)    "ADP" contributions shall include:

                    (1) Employee Deferral Contributions for the Plan Year, including any Excess Deferral Amounts of Highly Compensated Employees, but excluding Employee Deferral Contributions taken into account for the purposes of determining the Participant's Contribution Percentage (provided that the requirements of this section are satisfied both with and without regard to the exclusion of these Employee Deferral Contributions); and

                    (2) Qualified Non-elective Contributions and Qualified Matching Contributions.


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             (b)    For the purposes of this section, an Employee who would be a
                    Participant but for the failure to make Employee Deferral Contributions shall be treated as a Participant on whose behalf no Employee Deferral Contributions are made.

             (c) "ADP" contributions shall not include Employee Deferral Contributions distributed pursuant to Sections 5.06 or 5.07 of the Plan.


1.04 ADJUSTMENT FACTOR: The cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

1.05 AFFILIATED BUSINESS: Each entity that, with the Employer, constitutes a member of a controlled group of corporations (as defined in Section 414(b) of the Code) a group of trades or businesses under common control (as defined in Section 414(c) of the Code) or an affiliated service group (as defined in Section 414(m) of the Code), or any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code. For purposes of applying the limitations of Sections 5.01 and 5.02, Sections 414(b) and 414(c) of the Code are modified by Section 415(h) of the Code.

1.06 AVERAGE ACTUAL DEFERRAL PERCENTAGE: The average (expressed as a percentage) of the Actual Deferral Percentages of the Eligible Participants in a group.

1.07 AVERAGE CONTRIBUTION PERCENTAGE: The average (expressed as percentage) of the Contribution Percentages of the Eligible Participants in a group.

1.08 Beneficiary: A person or entity designated to receive the benefits of a deceased Participant. If the Participant is married as of the date of death, the Beneficiary shall be the Participant's Spouse, unless:

               (a) the Spouse has consented in writing to the designation of a different Beneficiary;

               (b) the Beneficiary may not be changed without the consent of the Spouse (unless the consent of the Spouse expressly permits further designation by the Participant without any requirement of further consent by the Spouse);

               (c) the Spouse's consent is witnessed by a Plan Representative or a Notary Public; and

               (d) the consent of the Spouse is only valid with respect to the Spouse who signs the consent.

1.09 BREAK IN SERVICE: A Computation Period in which a Participant does not complete more than 500 Hours of Service.

1.10 CODE: The Internal Revenue Code of 1986, as amended from time to time. For this purpose, a reference to the Code shall be deemed to incorporate a reference to regulations and official interpretations promulgated thereunder.


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1.11         COMPENSATION: The amount of W-2 earnings which is actually paid to the Participant by the Employer during the Plan Year, plus any amount which is contributed by the Employer on behalf of an Employee pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code. For any Self-Employed Individual, Compensation shall be Earned Income derived from the trade or business carried on by such individual.

             (a) The annual Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $200,000, as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code. In determining the Compensation of a Participant for purposes of this limitation, the rules of
                    Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules, the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation, as determined under this section prior to the application of this limitation.

             (b) Notwithstanding the above, for purposes of applying the limitations of Sections 5.01, 5.02 and 5.03, and for purposes of computing the top heavy minimum allocation under
                    Section 13.04, Compensation includes only a Participant's Earned Income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses).

1.12         COMPUTATION PERIOD:

             (a) YEAR OF ELIGIBILITY SERVICE: For purposes of determining a Participant's Years of Eligibility Service, Computation Period with respect to a participant shall mean a twelve consecutive month period, beginning on the Participant Employment Commencement Date, and on each anniversary of that date.

             (b) YEAR OF VESTING SERVICE: For purposes of determining a Participant's Years of Vesting Service, Computation Period shall mean the Plan Year.

1.13 CONTRIBUTION PERCENTAGE: The ratio (expressed as a percentage), of the Contribution Percentage Amounts under the Plan on behalf of an Eligible Participant for the Plan Year to the Eligible Participant's Covered Compensation for the Plan Year.

For this purpose "Contribution Percentage Amount" shall mean the sum of the Matching Contributions and (to the extent not taken into account for the purposes of Section 5.04) Qualified Matching Contributions made under the Plan on behalf of the


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


             Participant for the Plan Year. Such amounts shall include any forfeitures, Excess Aggregate Contributions or Matching Contributions allocated to the Participant's Accounts, which shall be taken into account for the Plan Year in which the forfeiture is allocated. Qualified Non-Elective Contributions (to the extent not taken into account for the purposes of Section 5.04) may be included in the Contribution Percentage Amount. To the extent that the requirements of Section 5.04 are met both before and after the application of this sentence, Employee Deferral Contributions may be included in the Contribution Percentage Amount. "Contribution Percentage Amount" shall not include Employee Deferral Contributions distributed pursuant to Section 5.01(d) of the Plan.

1.14 CONTRIBUTIONS: for a Plan Year shall mean the Employee Deferral Contributions, Employer Non-elective Contributions, Matching Contributions, Qualified Non-elective Contributions and Qualified Matching Contributions with respect to the Plan Year.

1.15 DEFINED CONTRIBUTION DOLLAR LIMITATION: $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in
             Section 415(b)(1) of the Code as in effect for the Limitation Year.

1.16 EARNED INCOME: Net earnings from self-employment in the trade or business with respect to which the Employer has established the Plan, for which personal services of the individual are a material income-producing factor. The Plan Administrator will determine net earnings without regard to items not included in gross income and deductions allocable to those items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Section 404 of the Code. In taxable years beginning after 1989, net earnings shall be determined with regard to the deduction for one-half of self-employment taxes allowed to the Employer by Section 164(f) of the Code.

1.17 EFFECTIVE DATE: January 1, 1993, except where another effective date is specified herein.

1.18 ELECTION PERIOD: The period to which a Participant's Salary Reduction Agreement applies. Such period shall correspond to a calendar quarter, or such other period as designated by the Employer or the Plan Administrator from time to time.

1.19         ELIGIBLE PARTICIPANT: Shall be defined as follows:

             (a) For purposes of the limitations on Employee Deferral Contributions contained in Section 5.04, "Eligible Participant" shall mean any Employee of the Employer who is otherwise authorized under the terms of the Plan to have Employee Deferral Contributions or Qualified Non-elective Contributions allocated to his Account for the Plan Year.

             (b) For purposes of the limitations on Matching Contributions contained in Section 5.05, "Eligible Participant" shall mean any Employee of the Employer who is otherwise authorized under the terms of the Plan to have Matching Contributions allocated to his Accounts for the Plan Year.




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1.20         EMPLOYEE. Any person (including Self-Employed Individuals) employed by the Employer. Employment shall not be deemed to have been terminated where

             (a) an Employee is on leave of absence for a period not exceeding two years, if such leave of absence is granted pursuant to uniform rules established by the Employer and if all Employees in similar circumstances are treated alike, or

             (b) an employee is in the armed service of the United States while any form of law requiring compulsory military service shall be in effect, if the person shall have directly entered such armed forces, shall not have re-enlisted after the date first entering the same, and shall have made application for restoration to active employment with the Employer within ninety (90) days after discharge or release from the armed services or from hospitalization continuing for a period of not more than one (1) year after such discharge or release from the armed services.

1.21 EMPLOYEE DEFERRAL CONTRIBUTIONS: Contributions made to the Plan by Participants pursuant to Section 3.03.

1.22 EMPLOYER: Cortland Savings and Banking Company, any succeeding entity and any other entity which, with the approval of the Employer's Board of Directors, adopts and assumes the obligations of this Plan with respect to its Employees. For purposes of applying the limitations of Sections 5.01 and 5.03, Employer shall mean the Employer and each Affiliated Business.

1.23 EMPLOYER NON-ELECTIVE CONTRIBUTIONS: Contributions made by the Employer to the Plan pursuant to Section 3.02.

1.24 EMPLOYER STOCK: Any security which, with respect to the Plan, is a qualifying employer security within the meaning of Section 407(d)(5) of ERISA.

1.25 EMPLOYER STOCK FUND: An Investment Fund which consists of cash and the Cortland Savings and Banking Company Stock purchased by the Trust or contributed to the Trust.

1.26 EMPLOYMENT COMMENCEMENT DATE: The date an Employee is first credited with an Hour of Service by the Employer.

1.27 ENTRY DATE: The first day of the Plan Year or the first day of the seventh month of the Plan Year.

1.28 ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time.

1.29         EXCESS AGGREGATE CONTRIBUTIONS:

             (a) GENERAL RULE. "Excess Aggregate Contributions" shall mean, with respect to the entire Plan Year, the excess of the aggregate amount of Matching Contributions actually paid over to the trust on behalf of Highly Compensated Employees for such Plan Year, over the limitations set forth in Sections 5.05 and 5.06.


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           (b)     DETERMINATION OF EXCESS AGGREGATE  CONTRIBUTIONS.  Excess
                   Aggregate Contributions for a Plan Year shall be determined in the following manner. First, reduce the Average Contribution Percentage of the Highly Compensated Employee with the highest Average Contribution Percentage to the extent required to (i) enable the Plan to satisfy Sections
                   5.05 and 5.06, or (ii) cause the Highly Compensated Employee's Average Contribution Percentage to equal that of the Highly Compensated Employee with the next highest Average Contribution Percentage. Second, repeat this process until the Plan satisfies Sections 5.05 and 5.06. For each Highly Compensated Employee, the amount of Excess Aggregate Contributions is equal to his total Matching Contributions for the Plan Year, reduced by the product obtained by multiplying the Highly Compensated Employee's Average Contribution Percentage (after application of this subsection) for the Plan Year by his Covered Compensation used in determining that Average Contribution Percentage.

           (c) If the Average Contribution Percentage of a Highly Compensated Employee is determined by aggregating the Matching Contributions and Covered Compensation of Family Members, then the Excess Aggregate Contributions for the Highly Compensated Employee produced by the application of subsection (b) shall be allocated among the Highly Compensated Employee and Family Members in proportion to the Matching Contributions of the Highly Compensated Employee and each such Family Member.

           (d) If the Average Contribution Percentage of a Highly Compensated Employee was determined by combining the Covered Compensation and Matching Contributions of only those Family Members who are Highly Compensated Employees without regard to the application of the family aggregation rules, then the application of subsection (c) shall require the following steps: First, the Average Contribution Percentage of the Highly Compensated Employee shall be reduced in accordance with subsection (b) but not below the Average Contribution Percentage of those Family Members who are not Highly Compensated Employees (without regard to the family aggregation rules). The resulting Excess Aggregate Contributions are allocated among the Highly Compensated Employee and such Family Members in proportion to their Matching Contributions. Second, if a further reduction in the Average Contribution Percentage of the Highly Compensated Employee is required, the Excess Aggregate Contributions shall be determined by taking into account the Matching Contributions of all eligible Family Members, and shall be allocated among such Family Members in proportion to their Matching Contributions.

1.30       EXCESS CONTRIBUTIONS:

           (a) GENERAL RULE. "Excess Contributions" shall mean, with respect to the entire Plan Year, the excess of the aggregate amount of Employee Deferral Contributions actually paid over to the trust on behalf of Highly Compensated Employees for such Plan Year, over the limitations set forth in Section 5.04.

          (b)     DETERMINATION OF EXCESS  CONTRIBUTIONS:  Excess
                  Contributions for a Plan Year shall be determined in the following manner. First, reduce the Actual Deferral
                  Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage to the extent required to (i) enable the Plan to satisfy Section 5.04, or
                  (ii) cause the Highly Compensated Employee's Actual
                  Deferral Percentage to equal that of the Highly
                  Compensated Employee with the next highest Actual
                  Deferral Percentage. Second, repeat this process until the Plan satisfies Section 5.04. For each Highly Compensated Employee, the amount of Excess Contributions is equal to his total Employee Deferral Contributions and Qualified Non-elective Contributions for the Plan Year, reduced by the product obtained by multiplying the Highly Compensated Employee's Actual Deferral Percentage (after application of this subsection) for the Plan Year by his Covered Compensation used in determining that Actual Deferral Percentage.

         (c) If the Actual Deferral Percentage of a Highly Compensated Employee is determined by aggregating the Employee Deferral Contributions and Covered Compensation of Family Members, then the Excess Contributions for the Highly Compensated Employee produced by the application of subsection (b) shall be allocated among the Highly Compensated Employee and Family Members in proportion to the Employee Deferral Contributions of the Highly Compensated Employee and each such Family Member.

         (d) If the Actual Deferral Percentage of a Highly Compensated Employee was determined by combining the Covered Compensation and Employee Deferral Contributions of only those Family Members who are Highly Compensated Employees without regard to the application of the family aggregation rules, then the application of subsection (c) shall require the following steps: First, the Actual Deferral Percentage of the Highly Compensated Employee shall be reduced in accordance with subsection (b), but not below the Actual Deferral Percentage of those Family Members who are not Highly Compensated Employees (without regard to the family aggregation rules). The resulting Excess Contributions are allocated among the Highly Compensated Employee and such Family Members in proportion to their Employee Deferral Contributions. Second, if a further reduction in the Actual Deferral Percentage of the Highly Compensated Employee is required, the Excess Contributions shall be determined by taking into account the Employee Deferral Contributions of all eligible Family Members, and shall be allocated among such Family Members in proportion to their Employee Deferral Contributions.

1.31     EXCESS DEFERRAL AMOUNT: The amount of Employee Deferral
         Contributions for a calendar year that the Participant allocates to this Plan pursuant to the claim procedure set forth in the following paragraph.

A Participant's claim of an Excess Deferral Amount (i) shall be in writing, (ii) shall be submitted to the Plan Administrator no later than March 1 of the calendar year following the year of the Excess Deferral Amount, (iii) shall specify the Participant's Excess Deferral Amount for the preceding calendar year, and (iv) shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code, exceeds the limit imposed on the Participant by
             Section 402(g) of the Code for the year in which the deferral occurred.

132 FAMILY MEMBER: With respect to any Participant, the Participant's Spouse and lineal ascendants or descendants and the spouses of such ascendants or descendants.

1.33 FIDUCIARIES: The Trustee and the Plan Administrator, but only to the extent of the specific responsibilities as provided under the Plan. Any person or entity may serve in more than one fiduciary capacity.

1.34         HIGHLY COMPENSATED EMPLOYEE:

             (a) GENERAL RULE: "Highly Compensated Employee" means an Employee who is, with respect to the Employer, an individual described in Section 414(q) of the Code; which generally shall include highly compensated active Employees and highly compensated former Employees.

             (b) A highly compensated active employee generally includes any Employee who performs service for the Employer during the determination year and who, during the determination year or the look-back year:

                    (1) received Compensation from the Employer in excess of $75,000 (multiplied by the Adjustment Factor);

                    (2) received Compensation from the Employer in excess of $50,000 (multiplied by the Adjustment Factor);

                    (3) was an officer of the Employer and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under
                           Section 415(b)(1)(A) of the Code; or

                    (4)    was a 5-percent (5%) owner.

             (c) An Employee not described in paragraphs (1), (2) or (3) of subsection (b) for the look-back year shall not be treated as such for the determination year unless the Employee is one of the 100 Employees who received the most Compensation from the Employer during the determination year.

             (d) The determination year shall be the Plan Year. The look-back year shall be the twelve month period immediately preceding the determination year.

             (e) Former Employees: A former Employee generally shall be treated as a Highly Compensated Employee if -

                    (1) the Employee was a Highly Compensated Employee when the Employee separated from service, or

(2) the Employee was a Highly Compensated Employee at any time after attaining age 55.

             (f) Family Members: If any individual is a Family Member of a 5-percent owner of the Employer (as defined in Section 416(i)(1) of the Code) or the group consisting of the 10 Highly Compensated Employees paid the greatest Compensation during the year, then, for the purposes of this section,

                    (1) the individual shall not be considered a separate Employee, and

                    (2) any Compensation paid to the individual (and any applicable contribution or benefit on behalf of the individual) shall be treated as if it were paid to (or on behalf of) the 5-percent owner or Highly Compensated Employee.

1.35         HOUR OF SERVICE: An "Hour of Service" shall include:

             (a) Each hour for which an Employee is paid or entitled to payment by the Employer for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties were performed.

             (b) Each hour for which an Employee is paid, or entitled to payment by the Employer, either directly or indirectly, on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, maternity or paternity leave pursuant to subsection
                    (c), military duty or leave of absence, but excluding payments under a plan maintained solely for the purpose of complying with workmen's compensation, unemployment compensation, or disability insurance laws and also excluding payments for medical or medically related expenses. No more than 501 Hours of Service shall be credited under this subsection (b) for any single continuous period (whether or not such period occurs in a single computation period).

             (c) Solely for purposes of determining whether a Break in Service has occurred in a Computation Period, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence. In any case in which such hours cannot be determined, ten (10) Hours of Service shall be credited per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence by reason of:

                    (1)    the pregnancy of the Employee;

                    (2)    a birth of a child of the Employee;

                    (3) the placement of a child with the Employee in connection with the adoption of such child by the Employee; or,

             (4) caring for the child for a period beginning immediately following the child's birth or placement.

                    The Hours of Service credited under this subsection (c) shall be credited in the Computation Period in which the absence begins if the crediting is necessary to prevent a Break in Service for that computation period, or in all other cases, in the following computation period. The Hours of Service credited under this subsection (c) shall be credited only for purposes of determining whether a Break in Service has occurred, and not for purposes of determining whether the Participant is entitled to share in the allocation of Employer Non-elective Contributions for a given Plan Year.

             (d) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under either subsection (a), (b) or (c), as the case may be, and this subsection (d). Further, no more than 501 Hours of Service shall be credited for payment of back pay to the extent it is agreed to or awarded for a period of time during which an Employee did not or would not have performed duties. These Hours shall be credited to the Employee for the Computation Period or periods to which the award or agreement pertains rather than the Computation Period in which the award, agreement or payment is made.

             (e) Hours of Service under subsections (a), (b), (c) and (d) shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which is incorporated herein by this reference. For the purposes of determining an Employee's eligibility to become a Participant in the Plan, Hours of Service will be credited for employment as an Employee, or as a Leased Employee, of the Employer or an Affiliated Business.

             (f) If the Employer maintains the plan of a predecessor employer, service with such employer will be treated as service for the Employer.

             (g) In the case of any Employee for whom the Employer does not maintain adequate records of actual Hours of Service, such Employee shall be credited with 10 Hours of Service for each day for which the Employer would be required to be credited with an Hour of Service under this section.

1.36 INVESTMENT FUND: Each portion of the Trust Fund designated from time to time by the Plan Administrator, with the consent of the Trustee, that is invested in such assets of the Trust Fund as (i) the Plan Administrator, with the consent of the Trustee, selects from time to time, or (ii) if permitted by the Plan Administrator with the consent of the Trustee, as a Participant or Beneficiary, with the consent of the Trustee, selects from time to time, for the investment of the Accounts of the Participant or Beneficiary. Assets which constitute an Investment Fund may include, but shall not be limited to, interests in funds consisting of common trust funds, qualified pooled trusts or mutual funds, or any other funds selected by the Plan Administrator consisting of common stock, corporate debt, U.S. government debt, or other appropriate investments.

1.37 LEASED EMPLOYEE: "Leased Employee" shall mean, with respect to the Employer, a person who is not employed by the Employer, but who, under an agreement between the Employer and any other person (a "leasing organization") has performed services for the Employer (or for the Employer and related persons determined in accordance with
             Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, if the services are of a type historically performed by employees in the business field of the Employer. However, for the purposes of this section, the following rules will apply.

             (a) If a person is a Leased Employee, then contributions or benefits provided by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

             (b)    A person will not be treated as a Leased Employee if -

                    (1) the person is covered by a money purchase pension plan maintained by the leasing organization that provides

                           (A) a non-integrated employer contribution rate of at least 10% of compensation (as defined in Section 415(c)(3) of the Code, but including amounts contributed to a salary reduction agreement which are excludable from the person's gross income under Section 125,402(a)(8),402(h) or 403(b) of the Code),

                           (B)    immediate participation, and

                           (C)    full and immediate vesting; and

                    (2) Leased Employees, determined without regard to this subsection, do not constitute more than 20% of the Employer's Non-Highly Compensated Workforce.

             (c) For the purposes of this section, the term "Non-Highly Compensated Workforce" shall mean the aggregate number of individuals (other than Highly Compensated Employees) who -

                    (1) are employed by Employer (without regard to this section) and have performed services for the Employer, or for the Employer and related persons (as that term is defined in Section 144(a)(3) of the Internal Revenue Code) on a substantially full-time basis for at least one year; or

                    (2) are Leased Employees with respect to the Employer (determined without regard to subsection (b)).

1.38 LIMITATION YEAR: The twelve (12) month period used for computing the limitations imposed by Code Section 415. The Employer hereby elects to use the Plan Year as the Limitation Year.

1.39 MATCHING CONTRIBUTIONS: Contributions made by the Employer to the Plan pursuant to Section 3.04.

1.40 NET GAIN OR NET LOSS: The increases and decreases, respectively, in the value of the Trust Fund and each Investment Fund between Valuation Dates.

1.41 NON-HIGHLY COMPENSATED EMPLOYEE: An Employee of the Employer who is not a Highly Compensated Employee.

1.42         NORMAL RETIREMENT AGE: The date on which a Participant attains age
             65.

1.43 NORMAL RETIREMENT DATE: The last day of the Plan Year which coincides with or immediately follows the date on which the Participant reached the Normal Retirement Age.

1.44 OWNER-EMPLOYEE: An individual who is a sole proprietor of the Employer, or who is a partner of the Employer owning more than 10% of either the capital or profits interest of the partnership.

1.45 PARTICIPANT: An Employee who satisfies the eligibility requirements set forth herein and who participates in the Plan.

1.46 PLAN: The Plan and Trust evidenced by this agreement, as amended from time to time.

1.47 PLAN ADMINISTRATOR: The Employer, or any person, committee or other entity appointed by the Employer to act in that capacity.

1.48         PLAN YEAR: The fiscal year of the Employer.

1.49 QUALIFIED NON-ELECTIVE CONTRIBUTIONS: Contributions made by the Employer to the Plan and allocated to Participants' Accounts that the Participants may not elect to receive in cash until distributed from the Plan, that are nonforfeitable when made, and that are distributable only in accordance with the distribution provisions that are applicable to Employee Deferral Contributions.

1.50 QUALIFIED MATCHING CONTRIBUTIONS: Matching Contributions which are subject to the distribution and nonforfeitability requirements applicable to Employee Deferral Contributions.

1.51 SALARY REDUCTION AGREEMENT: A Participant's election to make Employee Deferral Contributions to the Plan, pursuant to the requirements of Section 3.03.

1.52 SELF-EMPLOYED INDIVIDUAL: An individual who has Earned Income (or who would have had Earned Income but for the fact that the trade or business did not have net profits) for the taxable year from the trade or business for which the Plan is established.

1.53 SPOUSE (SURVIVING SPOUSE): The spouse or surviving spouse of a Participant or a deceased Participant, respectively. A former spouse will be treated as a Spouse or

             Surviving Spouse to the extent provided under an order which constitutes a qualified domestic relations order as described in
             Section 414(p) of the Code.

1.54 TRUSTEE: The person or entity named as Trustee on the signature page of the Plan, and any successors to such person or entity.

1.55 TRUST FUND: The property held by the Trustee pursuant to this Plan, together with any income therefrom.

1.56 VALUE: The Value as of any date of any securities which constitute Employer Stock shall mean:

             (a) in the case of securities listed on a national exchange, the closing price of securities for the trading day immediately preceding the date; and

             (b) in the case of any other securities, the fair market value of the securities, determined by the Trustee in good faith and in accordance with the requirements of the Code and with other applicable laws and regulations.

1.57 VALUATION DATE(S): The last day of each calendar quarter, and any other date that the Plan Administrator elects on a non-discriminatory basis.

1.58         YEAR OF ELIGIBILITY SERVICE:

             (a) GENERAL RULE: Subject to the requirements of subsection (b), an Employee shall earn a "Year of Eligibility Service" with respect to each Computation Period, provided that the Employee has earned not less than 1,000 Hours of Service with the Employer during the Computation Period.

             (b) SERVICE THAT MAY BE DISREGARDED: Years of Eligibility Service before a Break in Service are not counted until the completion of a Year of Eligibility Service after returning to the service of the Employer. To determine when that Year of Eligibility Service is completed, the first Computation Period after the Break in Service begins on the first date after the Break in Service on which the Employee performs an Hour of Service for the Employer.

  1.59       YEAR OF VESTING SERVICE:

             (a) GENERAL RULE: Subject to the requirements of subsection (b), an Employee shall earn a "Year of Vesting Service" with respect to each Computation Period, provided that the Employee has earned not less than 1,000 Hours of Service with the Employer during the Computation Period.

             (b)    SERVICE THAT MAY BE DISREGARDED:

                    (1) BREAK IN SERVICE: Years of Vesting Service before a Break in Service are not counted until the completion of a Year of Vesting Service after returning to the service of the Employer.

                   (2) AGE 18: For the purposes of this section, all Hours of Service completed prior to age 18 are disregarded.

                   (3) NONVESTED PARTICIPANTS: If an Employee who is not entitled to any vested interest in his Employer Non-elective Contributions or Matching Contributions incurs a Break in Service and again becomes an Employee, his aggregate one year Breaks in Service before he again performs an Hour of Service shall be compared to his Years of Vesting Service before the Break in Service that are not otherwise disregarded. If the Employee's aggregate one year Breaks in Service equal or exceed the greater of

                           (A) five, or

                           (B) the Employee's Years of Vesting Service before
                               the Break in Service,

                           then his Years of Vesting Service before the Break in Service will not be counted. If any Years of Vesting Service are not counted because of the application of this paragraph, such Years of Vesting Service shall not be counted in any subsequent application of this paragraph.


                      ARTICLE II - ELIGIBILITY REQUIREMENTS

2.01 PARTICIPATION: An Employee not excluded under Section 2.02 shall become a Participant as of the first Entry Date which coincides or immediately follows the date on which he

             (a)    reaches age 18, and

             (b)    completes a Year of Eligibility Service.

2.02 EXCLUDED EMPLOYEES: The following Employees shall be excluded from participation in the Plan:

             (a) Any employee who is included in a unit of employees covered by a collective bargaining agreement between employee representatives and the Employer, if retirement benefits were the subject of good faith bargaining;

             (b) Any employee who is a non-resident alien and who receives no earned income from the Employer which constitutes income from sources within the United States; and

             (c)    Any Leased Employee.

2.03 PLAN INFORMATION: To the extent required by ERISA, the Plan Administrator shall make available to Participants information concerning their rights under this Plan.

2.04 CONDITIONS OF CONTINUED PARTICIPATION: Each Participant agrees to look solely to the assets of the Plan for the payment of any benefits to which the Participant is entitled, unless otherwise provided by law.

2.05 REHIRED PARTICIPANT: A former Participant whose employment with the Employer was terminated for any reason and who is rehired by the Employer shall become a Participant on the date on which he first satisfies the eligibility requirements of Section 2.01. An Employee who terminates service with the Employer prior to satisfying the eligibility requirements of Section 2.01 and who later resumes service with the Employer before incurring a Break in Service shall become a Participant on the latest of (i) the date he returns to the status of an Employee, (ii) the date he fulfills the requirements of Section 2.01, taking into account his period of service prior to the date he terminated his service, or (iii) the date he would have become a Participant, taking into account his period of service prior to the date he terminated his service and after the date he returned to the status of an Employee.


                           ARTICLE III - CONTRIBUTIONS

3.01 ACCOUNTS: The Plan Administrator shall establish Accounts for each Participant. Each Participant's Accounts shall reflect and account for the Participant's interest in any Contributions made under the Plan. The maintenance of Accounts is only for accounting purposes, and segregation of the assets of the Plan to Accounts shall not be required.

3.02         EMPLOYER NON-ELECTIVE CONTRIBUTIONS:

             (a) For each Plan Year, Employer Non-elective Contributions under the Plan shall be paid to the Trust in an amount equal to the discretionary contribution, if any, as determined by the Employer's Board of Directors. Employer Non-elective Contributions under the Plan for a Plan Year shall be paid no later than the due date for filing the Employer's Federal income tax return for that year, including any extensions of such due date. However, Employer Non-elective Contributions under the Plan for any Plan Year shall not be paid to the Trust in amounts which would exceed the limitations of
                    Article V.

             (b) Employer Non-elective Contributions may be paid to the Trust in cash or in shares of Employer Stock, as determined by the Employer's Board of Directors.

             (c) All Employer Non-elective Contributions for a Plan Year shall be allocated to Participants' Accounts as provided in
                    Article IV.

3.03         EMPLOYEE DEFERRAL CONTRIBUTIONS:

             (a) For each Election Period, a Participant may choose to enter into a written Salary Reduction Agreement with the Employer, which will apply to all payroll periods within an Election Period and to each subsequent Election Period, unless revoked. The terms of the Salary Reduction Agreement shall provide that the Participant agrees to accept a reduction in Covered Compensation. The amount of this reduction shall be designated as the Employee Deferral Contribution, which shall be contributed by the Employer to the Plan on behalf of the Participant for such Election Period. A Participant shall at all times have a 100%

                    Vested Interest in his Employee Deferral Contributions and any earnings thereon. The Salary Reduction Agreement may not provide that the total amount of a Participant's Employee Deferral for a Plan Year shall exceed the lesser of (i) 10% of the Participant's Compensation (or such lower amount uniformly applicable to all Participants as determined by the Company and communicated to Participants), or (ii) the maximum amount of Employee Deferral Contributions which may be contributed without violation of the limitations set forth in Section 5.04.

             (b) A Participant's initial Salary Reduction Agreement, and any subsequent Salary Reduction Agreement, must be filed with the Plan Administrator on or before the fifteenth day of the month (or such later date as permitted by the Plan Administrator) immediately preceding the Election Period for which it is to become effective. Except as provided in subsections (c), (d) or (e), the Salary Reduction Agreement may not be changed for the Election Period in which it becomes effective.

             (c) A Participant may elect at any time to amend or discontinue his Salary Reduction Agreement for any Election Period by filing a written notice of amendment or discontinuance with the Plan Administrator on forms provided by the Plan Administrator. The amendment or discontinuance shall be effective for the first payroll period occurring on or after the date that the election is received by the Plan Administrator.

             (d) The Plan Administrator or the Employer may amend or revoke a Salary Reduction Agreement with any Participant at any time if either the Plan Administrator or the Employer determines that such revocation or amendment is necessary to satisfy the requirements of Section 5.04.

             (e) An Eligible Employee will be entitled to make an election as to the amount of his or her contribution prior to entering the plan, and for each Election Period thereafter. An employee will not be entitled to change an election during an Election Period, except at the designated times.

             A Participant's Employee Deferral Contributions, and any income attributable thereto, may not be distributed before the occurrence of the earliest of the following events;

                    (1)    the Participant's separation from service or death;

                    (2) the termination of the Plan without the establishment of another defined contribution plan;

                    (3) the disposition by the Employer to an unrelated corporation of substantially all the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of the Employer, if the Employer continues to maintain this Plan after the disposition, but only with respect to Employees who become employed by the corporation acquiring the assets;

                    (4) the disposition by the Employer to an unrelated entity of its interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if the Employer continues to maintain this Plan, but only with respect to the Employees who continue employment with the subsidiary;

                    (5)    the Participant's attainment of age 59 1/2; or

                    (6)    the Participant's hardship, as defined in subsection
                           (g).

             (g) For purposes of this section, a distribution is on account of hardship only if the distribution both is (i) made on account of any immediate and heavy financial need of the Participant and (ii) does not exceed the amount necessary to satisfy such financial need.

                    (1) IMMEDIATE AND HEAVY NEED. The determination of whether a Participant has an immediate and heavy financial need is to be made by the Plan Administrator on the basis of all relevant facts and circumstances. A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant.

                           (A) SAFE HARBOR RULE. A distribution will be made on account of an immediate and heavy financial need of a Participant only if the distribution is on account of:

                                    (i)     expenses for medical care described
                                            in Code Section 213(d) previously
                                            incurred by the Participant, the
                                            Participant's spouse, or any
                                            dependents of the Participant (as
                                            defined in Code Section 152), or
                                            necessary for those persons to
                                            obtain such medical care; or

                                    (ii)    costs directly related to the
                                            purchase (excluding mortgage
                                            payments) of a principal residence
                                            for the Participant; or

                                    (iii)   payment of tuition and related
                                            educational fees for the next 12
                                            months post-secondary education for
                                            the Participant, his or her spouse,
                                            children, or dependents; or

                                    (iv)    the need to prevent the eviction of
                                            the Participant from his principal
                                            residence or foreclosure on the
                                            mortgage of the Participant's
                                            principal residence.

                    (2) DISTRIBUTION NECESSARY. A distribution will not be treated as necessary to satisfy an immediate and heavy financial need of a Participant unless all of the following requirements are satisfied:

                           (A) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant (including federal, state and local income taxes and penalties reasonably anticipated to result from the distribution);

                           (B)    the Participant has obtained all
                                  distributions, other than hardship
                                  distributions, and all nontaxable loans
                                  currently available under all plans maintained by the Employer;

                           (C) the Plan, and all other plans maintained by the Employer, suspend the Participant's elective contributions (such as Employee Deferral Contributions) and employee contributions for at least 12 months after receipt of the hardship distribution; and

                           (D) the Plan, and all other plans maintained by the Employer, prohibit the Participant from making contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) for such next taxable year, less the amount of such Participant's elective contributions for the taxable year of the hardship distributions.

                             A Participant shall not fail to be treated as an Eligible Participant merely because his Elective Deferral Contributions are suspended in accordance with clause (iii) above.

                      (3) Amounts attributable to Employee Deferral Contributions may not be distributed on account of any event not described in this section, such as completion of a stated period of Plan participation or the lapse of a fixed number of years.

                      (4) A distribution based upon hardship may not be made to a Participant more than once per Plan Year.

                      (5) Income attributable to Employee Deferral Contributions, Qualified Non-Elective Contributions and Qualified Matching Contributions shall not be included as Employee Deferral Contributions eligible for distribution pursuant to this section.

3.04         MATCHING CONTRIBUTIONS.

             (a) GENERAL RULE. For each Plan Year, the Employer shall make a Matching Contribution equal to the sum of the Employee Deferral Contributions made by Participants for the Plan Year. Provided, however, that for this purpose, any Employee Deferral Contributions which exceed 2% of the contributing Participant's Compensation for the Plan Year shall be ignored. The Matching Contribution shall be allocated in accordance with Section 4.01, but subject to the Limitations contained in Sections 5.05 and 5.06, among the Accounts of eligible Participants described in Section 4.02.

             (b) SUPPLEMENTAL MATCHING CONTRIBUTIONS. To satisfy the requirements of Sections 5.05 and 5.06, the Employer may, in its discretion, make a Supplemental

                      Matching Contribution to the Plan in an amount determined by the Employer. The Supplemental Matching Contribution will be allocated in the manner described in Section 4.01(d) among the Accounts of Participants who are eligible to receive an allocation of Matching Contributions, but who are not Highly Compensated Employees.

3.05 QUALIFIED NON-ELECTIVE AND QUALIFIED MATCHING CONTRIBUTIONS: For each Plan Year, the Employer shall make a Qualified Non-Elective Contribution equal to 2% of the Compensation of Participants who
               (i) are eligible to make an Employee Deferral Contribution for the Plan Year, and (ii) who meet the requirements of Section
               4.02. In addition, the Employer may elect to make Qualified Non-elective Contributions or Qualified Matching Contributions, or both, to Participants who are not Highly Compensated Employees, to the extent necessary to satisfy the requirements of Sections 5.04, 5.05 or 5.06, and to the extent authorized by Treasury Regulations. Subject to such other requirements as may be prescribed by the Secretary of the Treasury, the amount of such contributions taken into account as Employee Deferral Contributions shall be only those amounts necessary to meet the requirements of Article V.

3.06 TRANSFERS FROM QUALIFIED PLANS: Subject to the requirements set forth below, a Participant may direct that the Plan accept the transfer of amounts attributable to the Participant's accrued benefit in another plan which is qualified under Section 401 (a) of the Code. Such amounts, referred to as "Transferred Assets," shall be subject to the following requirements.

               (a) The Plan need not accept any Transferred Assets if the Plan Administrator, in the exercise of its discretion, determines that the acceptance of such Transferred Assets would jeopardize the status of the Plan as a qualified plan under Section 401 (a) of the Code.

               (b) Any Transferred Assets with respect to a Participant shall be maintained in a separate Transferred Assets Account for the Participant. Such Account may, at the discretion of the Plan Administrator, but need not be, segregated from other Plan assets. The Participant shall at all times have a fully vested non-forfeitable interest in such Transferred Assets Account.

               (c) The balance of a Participant's Transferred Assets Account shall be distributed to the Participant along with the remainder of the Participant's Accrued Benefit in accordance with the terms of the Plan.

               (d) A Participant's Transferred Assets Account (except to the extent that it is segregated pursuant to subsection (b) shall share in the Net Gain or Net Loss of the Trust Fund in accordance with a uniform and nondiscriminatory policy determined by the Plan Administrator.

               (e) For the purposes of this section, Transferred Assets may include any amounts which, with respect to the contributing Participant, are eligible for exclusion from taxable income under Section 401(c) of the Code. Provided, however, that Transferred Assets may not include any amounts attributable to a distribution from a qualified retirement plan which is subject to the qualified annuity requirements of Section 401(a)(11) of the Code.


                ARTICLE IV - ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

4.01         AMOUNTS ALLOCATED:

             (a) NET GAIN: As of the last day of each Valuation Period, the Account of each Participant shall be credited with any Net Gain or Net Loss allocated to the Account for the Valuation Period under Section 4.03.

             (b) EMPLOYER NON-ELECTIVE CONTRIBUTIONS: As of the last day of each Plan Year the Account of each Eligible Participant described in Section 4.02 shall be credited with a fraction of the Employer Non-elective Contribution and forfeitures for the Plan Year. The numerator of the fraction shall equal the Compensation of the Eligible Participant for the Plan Year, and the denominator shall equal the sum of the Compensation of all such eligible Participants for the Plan Year.

             (c) EMPLOYEE DEFERRAL CONTRIBUTIONS: As of the last day of each Valuation Period, each Participant's Employee Deferral Contributions for the Valuation Period shall be allocated to the Participant's Account.

             (d) MATCHING CONTRIBUTIONS: As of the last day of each Plan Year, the Matching Contribution for the Plan Year shall be allocated among the Accounts of Participants. The Matching Contribution shall be allocated to each Participant according to the ratio that the Participant's Employee Deferral Contributions for the Plan Year bears to the sum of the Employee Deferral Contributions for all Participants for the Plan Year. Provided, however, that the ratio described in the preceding sentence shall be determined without regard to any Employee Deferral Contributions which exceed (i) two percent of each contributing Participant's Compensation for the Plan Year, or (ii) with respect to Participants who are not Highly Compensated Employees and who are to receive an allocation of Supplemental Matching Contributions pursuant to Section 3.04(b), a percentage as specified from time to time by the Employer in its sole and absolute discretion.

             (e)    QUALIFIED NON-ELECTIVE AND QUALIFIED MATCHING CONTRIBUTIONS:
                    As of the last day of each Plan Year, Qualified Non-elective and Qualified Matching Contributions shall be allocated to the Accounts of Participants who are not Highly Compensated Employees in the amounts and in a manner consistent with
                    Section 3.05, as directed by the Employer.

4.02 ELIGIBLE PARTICIPANTS: Subject to the limitations of this Article, the Plan Administrator shall make allocations under Section 4.01 of amounts attributable to Employer Non-elective Contributions, Qualified Non-elective Contributions, and Matching Contributions to each Participant

(1) who terminated employment with the Employer during the Plan Year after reaching the Normal Retirement Date or becoming totally and permanently disabled during the Plan Year, or

                    (2) who earned 500 or more Hours of Service during the Plan Year, or

                    (3) who is an Employee of the Employer as of the last day of the Plan Year, or

                    (4)    who died during the Plan Year.

4.03         ALLOCATION OF NET GAIN AND NET LOSS OF TRUST FUND TO ACCOUNTS:

             (a) DATE OF VALUATION - As of the close of business on the last day of the Plan Year and, if the Employer or the Plan Administrator has designated a Valuation Date or Valuation Dates in addition to the last day of the Plan Year, as of the close of business on each such Valuation Date, the Trustee shall value the assets in the Trust Fund at their then market value.

             (b) ADJUSTMENT OF ACCOUNTS AS OF VALUATION DATES - The value of each Account as of a Valuation Date shall be equal to the value of the Account as of the preceding Valuation Date, and adjusted in the following order and manner:

                    (1) Each Account shall be reduced by the amount of any distributions and withdrawals from the Account since the preceding Valuation Date.

                    (2) Each Account shall be increased or decreased by the Net Gain or Net Loss of the Trust Fund allocated under subsection (c).

                    (3) Each Account shall be increased by the amount of Employer Contributions allocated to the Account under
                           Article IV.

               (c) ALLOCATION OF NET GAIN AND NET LOSS - As of each Valuation Date, there shall be allocated to each Account its proportionate share of the Net Gain or Net Loss incurred by the Trust Fund since the last Valuation Date.

                     (1) For the purpose of determining the Net Gain or Net Loss as of any current Valuation Date for the period since the preceding Valuation Date, the assets of the Trust Fund attributable to the affected Accounts shall be valued as of the current Valuation Date based on the then fair market values, which shall give effect to gains, earnings, losses and other items of income and expense as of the current Valuation Date. The Net Gain or Net Loss for the period shall be the amount by which the total net value of all such assets determined as of the current Valuation Date exceed the total net value of all such assets determined as of the preceding Valuation Date, reduced by the total of any Contributions made with respect to the Accounts since the next preceding Valuation Date, and increased by the total of any withdrawals and distributions paid since the preceding Valuation Date.

                    (2) A fraction of the Net Gain or Net Loss shall be allocated to the Account of each Participant in a uniform and nondiscriminatory manner, as determined by the Plan Administrator.

             (d)    USE OF INVESTMENT FUNDS:

                    (1) The portion of a Participant's Account attributable to Matching Contributions or Qualified Matching Contributions shall be invested in the Employer Stock Fund. The Plan Administrator may from time to time permit Participants and Beneficiaries to direct the investment of the remaining portion of their Accounts between or among Investment Funds.

                    (2) Each Participant or Beneficiary otherwise eligible to direct the investment of a portion of his Account shall designate, prior to the dates selected by the Plan Administrator with the consent of the Trustee, the percentage (consisting of integral multiples determined by the Plan Administrator with the consent of the Trustee) of the Account to be invested in each Investment Fund. If no election is made on time, the affected Accounts shall be invested in the Investment Fund designated from time to time by the Plan Administrator for that purpose.

                    (3) If the provisions of this subsection are in effect at any time, then the previous provisions of this section shall instead apply to each Investment Fund. Those provisions of this section requiring the valuation of the Trust Fund as of the last day of the Plan Year shall continue to apply to the Trust Fund.

             (e) ALLOCATION OF EXPENSES: Expenses incurred which relate to the Accounts of a particular Participant, such as expenses relating to the self direction of investments, expenses relating to a domestic relations order, and any other extraordinary expenses deemed attributable by the Plan Administrator to such Participant's Accounts, may be allocated to the Participant's Accounts based on the actual expenses incurred by such Participant. Other expenses incurred by the Plan that do not directly relate to an individual Participant shall be allocated among all Participants' Accounts on a nondiscriminatory basis.

             (f) ACCOUNTING FOR ALLOCATIONS: The Plan Administrator shall adopt accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' Accounts provided for in the Plan. Employer Stock acquired by the Employer Stock Fund shall be accounted for as provided under Treasury Regulation 1.402(a)-l(b)(2)(ii). Allocations of Employer Stock shall be made separately for each class of Employer Stock. The Plan Administrator shall maintain adequate records of the cost basis of all shares of Employer Stock allocated to each Participant's Employer Stock Account. From time to time, the Plan Administrator may modify the accounting procedures for the purpose of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan and the provisions of this section.

             (g) CASH DIVIDENDS: Any cash dividends paid upon Employer Stock allocated to the Employer Stock Fund shall be held in the Employer Stock Fund and shall, to the extent possible, be used to purchase additional shares of Employer Stock.


                     ARTICLE V - LIMITATIONS ON ALLOCATIONS

5.01 LIMITATIONS ON ANNUAL ADDITIONS TO ACCOUNTS: Notwithstanding anything in this Plan to the contrary, the Annual Additions which may be credited to a Participant's Accounts under this Plan with respect to any Limitation Year will not exceed the Maximum Permissible Amount, reduced by the annual additions credited to a Participant's account for the same Limitation Year under another qualified defined contribution plan maintained by the Employer, a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(1)(2) of the Code, maintained by the Employer.

             (a)    ANNUAL ADDITIONS

                      (1) GENERAL RULE: The term "Annual Additions" shall mean the sum of the following amounts credited to a Participant's account for the Limitation Year:

                             (A)    Contributions,

                             (B)    forfeitures,

                             (C) amounts allocated, after March 31, 1984, to an individual medical account, as defined in
                                    Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer; and

                             (D) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer.

                     (2) SPECIAL RULE: Any Excess Amount applied under subsection (d) in a Limitation Year to reduce Employer Non-elective Contributions will be considered Annual Additions for the Limitation Year.

             (b) MAXIMUM PERMISSIBLE AMOUNT: The term "Maximum Permissible Amount" shall mean the lesser of.

                    (1)    the Defined Contribution Dollar Limitation, or

                    (2) twenty-five percent (25%) of the Participant's Compensation for the Limitation Year.

(c) The term "Excess Amount" shall mean the excess of the Participant's Annual Additions with respect to the Plan for the Limitation Year over the Maximum Permissible Amount.

(d) If, after the application of subsection (e), due to a reasonable error in estimating a Participant's annual Compensation, or through an allocation of forfeitures, or under such other facts and circumstances as the Secretary of the Treasury or his delegate finds justifies the availability of relief, any Excess Amount will be disposed of as follows.

           (1) If the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Accounts will be used to reduce Contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

           (2) If after the application of paragraph (1) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

           (3) If a suspense account is in existence at any time during a Limitation Year pursuant to this section, it will not participate in the allocation of Net Gains and Net Losses for that Plan Year. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Contributions may be made to the Plan for that Limitation Year. Except to the extent provided under subsection (e), Excess Amounts may not be distributed to Participants or former Participants.

(e) If as a result of reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, the Annual Additions under the terms of the Plan for a particular Participant would cause the limitations of Section 415 applicable to that participant for the limitation year to be exceeded, the following rules shall apply to the Excess Amounts.

           (1) Not withstanding paragraphs (a), (b), (c) and (d) above, the Plan shall provide for the distribution of elective deferrals (within the meaning of Section 402(g)(3)) or the return of employee contributions (whether voluntary or mandatory), to the extent that the distribution or return would reduce the excess amounts in the Participant's account. These amounts are disregarded for purposes of Section 401(g), the actual deferral percentage test of Section 401(k)(3), and the actual contribution percentage test of Section 401(m)(2).

                    (2) Any gains attributable to the returned employee contributions shall be considered as an employee contribution for the limitation year in which the returned contribution was made. If a suspense account is in existence at any time during the limitation year in accordance with this section, investment gains and losses and other income may, but need not, be allocated to the suspense account. To the extent that investment gains or other income or investments losses are allocated to the suspense account, the entire amount allocated to Participants from the suspense account, including any such gains or other income or less any losses, is considered an Annual Addition.

             (f) If the annual additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount, and the Contributions that would otherwise be contributed or allocated to the Participant's Accounts under this Plan would cause the annual additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated under this Plan will be reduced so that the annual additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the annual additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Accounts under this Plan for the Limitation Year.

5.02 DEDUCTION LIMITATION: The Employer shall not make Contributions to this Plan for any taxable year which exceed the limitations on deductions contained in Section 404 of the Code. Any Contributions to the Plan are hereby expressly conditioned upon their deductibility under Section 404 of the Code. Any Contributions which are not a deductible expense of the Employer under Section 404 of the Code shall be returned to the Employer in accordance with the procedures described in Section 16.03.

5.03         OVERALL LIMITATIONS:

             (a) GENERAL RULE: This section applies if the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan. In that event, the Annual Additions which may be credited to the Participant's Accounts under this Plan for any limitation year will be limited so that the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction will not exceed 1.0 in any Limitation Year.

             (b)    DEFINITIONS:

                    (1)    DEFINED BENEFIT PLAN FRACTION

                           (A) Defined benefit plan fraction shall mean a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Sections 415(b) and (d) of the Code or 140 percent of the Participant's highest average compensation, including any adjustments under Section 415(b) of the Code.

                           (B) Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6,1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the dose of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of
                                  Section 415 for all Limitation Years beginning before January 1, 1987.

                    (2) HIGHEST AVERAGE COMPENSATION: Highest average compensation of a Participant shall mean the average Compensation for the three consecutive Years of Service with the Employer that produces the highest average.

                    (3)    DEFINED CONTRIBUTION PLAN FRACTION

                           (A) Defined contribution fraction shall mean a fraction, the numerator of which is the sum of the annual additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the annual additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(l)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of the Participant's service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code, or 35 percent of the Participant's Compensation for such year.

                           (B) If an Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0. Under the adjustment, an amount equal to the product of (i) the
                                    excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculating using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the limitation contained in Section 415 of the Code, as applicable to the first Limitation Year beginning on or after January 1, 1987.

                             (C) The annual addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as annual additions.

                      (4) PROJECTED ANNUAL BENEFIT: Projected annual benefit shall mean the annual retirement benefit (adjusted to be an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity) to which the Participant would be entitled under the terms of a defined benefit plan assuming:

                             (A) the Participant continued employment until normal retirement age under the plan (or current age, if later), and

                             (B) the Participant's Compensation for the current limitation year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

5.04         LIMITATIONS ON EMPLOYEE DEFERRAL CONTRIBUTIONS.

             (a) No Employee shall be permitted to have Employee Deferral Contributions made under this Plan during any calendar year in excess of an amount equal to $7,000, multiplied by the Adjustment Factor.

             (b) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed:

                    (1) the Average Actual Deferral Percentage for Eligible Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

                    (2) the Average Actual Deferral Percentage for Eligible Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Participants who are Non-highly Compensated Employees by more than two (2) percentage points, or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

(c)        Special Rules: For purposes of this section:

                  (1) The Actual Deferral Percentage for any Highly Compensated Employee for the Plan Year who is eligible to participate in two or more plans described in
                         Section 401(k) of the Employer or an Affiliated Company to which Employee Deferral Contributions or Qualified Non-Elective Contributions are allocated to his account shall be determined as if all such Employee Deferral Contributions and Qualified Non-elective Contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or, deferred arrangements which use different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                         If this Plan satisfies the requirements of Sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections only if aggregated with this Plan, then this section shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated to satisfy
                         Section 401(k) of the Code only if the plans use the same plan year, or (ii) if the plans use different plan years, then the plans are treated as a single arrangement with respect to the plan years ending with or within the same calendar year.

                  (2) For purposes of determining the Actual Deferral Percentage of a Participant who is a five percent owner of the Employer or one of the ten most highly paid Highly Compensated Employees, the Employee Deferral Contributions, Qualified Non-elective Contributions and Covered Compensation of such Participant shall include the Employee Deferral Contributions, Qualified Non-Elective Contributions and Covered Compensation for the Plan Year of Family Members, and such Family Members shall be disregarded in determining the Actual Deferral Percentage for Participants who are Non-highly Compensated Employees.

                  (3) The Employer shall maintain records sufficient to demonstrate (i) the extent to which the requirements of this section have been satisfied, and (ii) the amount of any Qualified Non-Elective Contributions or Qualified Matching Contributions used to satisfy this section.

                  (4) The determination and treatment of the Employee Deferral Contributions, Qualified Non-Elective Contributions and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

5.05         LIMITATIONS ON MATCHING CONTRIBUTIONS:

             (a) The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed:

        (1) the Average Contribution Percentage for Eligible Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

        (2) the Average Contribution Percentage for Eligible Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Non-highly Compensated Employees by more than two (2) percentage points, or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

(b)     SPECIAL RULES.  For purposes of this section:

        (1) The Contribution Percentage for any Highly Compensated Employee for the Plan Year who is eligible to participate in two or more plans of the Employer or an Affiliated Company to which Matching Contributions, Employer Non-elective Contributions, or Employee Deferral Contributions are allocated to his account shall be determined as if all such contributions and Employee Deferral Contributions were made under a single plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements which use different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

        (2) In the event that this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of
               Section 410(b) of the Code only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan. However, plans may be aggregated for the purpose of satisfying the requirements of paragraph (1) only if (i) the plans use the same plan year, or (ii) if the plans use different plan years, then the plans are treated as a single arrangement with respect to the plan years ending with or within the same calendar year.

        (3) For purposes of determining the Contribution Percentage of an Eligible Participant who is a five percent owner of the Employer or one of the ten most highly-paid Highly Compensated Employees, the Matching Contributions and Covered Compensation of such Participant shall include the Matching Contributions and Covered Compensation for the Plan Year of Family Members, and such Family Members shall be disregarded in determining the Contribution Percentage for Eligible Participants who are Non-highly Compensated Employees.

                     (4) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                     (5) The Employer shall maintain records sufficient to demonstrate (i) the extent to which the Plan satisfies the requirements of this section, and
                             (ii) the amount of any Qualified Non-Elective Contributions or Qualified Matching Contributions used to satisfy this section.

                     (6) Any Qualified Non-Elective Contributions or Qualified Matching Contributions used to satisfy the requirements of Section 5.04 may not be used to satisfy the requirements of this section.

5.06         MULTIPLE USE TEST:

             (a) APPLICATION. This section shall apply for a Plan Year if each of the following conditions are satisfied:

                    (1) The sum of the Average Actual Deferral Percentage and the Average Contribution Percentage for the group of Highly Compensated Employees under the Plan exceeds the Aggregate Limit.

                    (2) The Average Actual Deferral Percentage of the group of Highly Compensated Employees for the Plan Year exceeds the Average Actual Deferral Percentage of the Non-highly Compensated Employees for the Plan Year multiplied by 1.25.

                    (3) The Average Contribution Percentage of the group of Highly Compensated Employees for the Plan Year exceeds the Average Contribution Percentage of the Non-highly Compensated Employees for the Plan Year multiplied by 1.25.

               (b) AGGREGATE LIMIT. For purposes of this section, the Aggregate Limit is the greater of

                      (1)    the sum of

                             (A)    1.25 multiplied by the greater of the
                                    Relevant Actual Deferral Percentage or the
                                    Relevant Average Contribution Percentage, and

                             (B) two percentage points plus the lesser of the Relevant Actual Deferral Percentage or the Relevant Average Contribution Percentage. In no event, however, may this amount exceed twice the lesser of the Relevant Actual Deferral Percentage or the Relevant Average Contribution Percentage; or

                      (2)    the sum of

                           (A) 1.25 multiplied by the lesser of the Relevant Actual Deferral Percentage or the Relevant Average Contribution Percentage, and

                           (B) two percentage points plus the greater of the Relevant Actual Deferral Percentage or the Relevant Average Contribution Percentage. In no event, however, may this amount exceed twice the greater of the Relevant Actual Deferral Percentage or the Relevant Average Contribution Percentage.

                    (3) For this purpose, "Relevant Actual Deferral Percentage" shall mean the Average Actual Deferral Percentage of the Non-highly Compensated Employees for the Plan Year, and "Relevant Average Contribution Percentage" shall mean the Average Contribution Percentage of the Non-highly Compensated Employees for the Plan Year.

             (c)    CORRECTION OF MULTIPLE USE.

                    (1) GENERAL RULE. If this section applies to the Plan for a Plan Year, then either (i) the Average Actual Deferral Percentage or the Average Contribution Percentage of Highly Compensated Employees must be reduced in the manner specified below, or (ii) the Employer may eliminate the multiple use by Qualified Non-elective Contributions or Qualified Matching Contributions to the Plan in accordance with Section 1.401(m)-l(b)(5)(F)(i) or 1.401(k)-l(b)(5) of the
                           Treasury Regulations.

                    (2) REQUIRED REDUCTION. The reduction in the Actual Deferral Percentage or Average Contribution Percentage of Highly Compensated Employees shall be accomplished by use of the leveling method described in Sections 1.31 and 1.32.

             (d)    SPECIAL RULES.

                    (1) The Actual Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees shall be determined after the application of any Qualified Non-elective Contributions and Qualified Matching Contributions which are used to meet the requirements of Sections 5.04 and 5.05, and after distribution or forfeiture of any Excess Deferral Amounts, Excess Contributions or Excess Aggregate Contributions pursuant to Sections 5.07,
                           5.08 and 5.09.

                    (2) If the Employer maintains two or more cash or deferred arrangements which are not aggregated pursuant to Section 1.401(k)-l(g)(11)(iii) of the Treasury Regulations, then this section shall be applied separately to each plan.

5.07         DISTRIBUTION OF EXCESS DEFERRALS.

             (a) Notwithstanding any other provision of the Plan, Excess Deferral Amounts and income allocable thereto shall be distributed no later than each April 15 to

                    Participants who claim such allocable Excess Deferral Amounts for the preceding calendar year.

             (b) The Excess Deferral Amount distributed to a Participant with respect to a calendar year shall be adjusted for Net Gain or Net Loss up to the date of the distribution. The Net Gain or Net Loss allocable to a distribution of Excess Deferral Amounts for a taxable year of a Participant is equal to the sum of the following amounts:

                    (1) The Net Gain or Net Loss allocable to the portion of the Participant's Account attributable to Employee Deferral Contributions for the Plan Year ending with or within the taxable year, multiplied by a fraction, the numerator of which is the Participant's Excess Deferral Amount, and the denominator of which is portion of the Participant's Account attributable to Employee Deferral Contributions, without regard to any Net Gain or Net Loss occurring during the Plan Year.

                    (2)    Ten percent of the amount determined under paragraph
                           (1) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of the distribution (counting the month of the distribution if the distribution occurs after the 15th of the month.)

                    (3) The Plan Administrator may, in its discretion, use any other method allowable under the Code or the Treasury Regulations to calculate income allocable to Excess Deferrals.

5.08         DISTRIBUTION OF EXCESS CONTRIBUTIONS.

             (a) Notwithstanding any other provision of the Plan, Excess Contributions, adjusted for any Net Gain or Net Loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Contributions were allocated for the preceding Plan Year. A distribution of Excess Contributions shall be made to a Highly Compensated Employee on the basis of the portion of the Excess Contributions attributable to the Highly Compensated Employee.

             (b) The Net Gain or Net Loss allocable to Excess Contributions shall be the sum of.

                    (1) the Net Gain or Net Loss allocable to the Participant's Employee Deferral Contributions (and, if applicable, to the Participant's Qualified Nonelective Contributions and Qualified Matching Contributions) for the Plan Year, multiplied by a fraction. The numerator of the fraction is the Participant's Excess Contributions for the Plan Year, and the denominator of the fraction is the sum of the Participant's Account balance attributable to Employee Deferral Contributions (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if any such contribution are taken into account for the purposes of Sections 5.05 or 5.06, on the last day of the preceding Plan Year, reduced by the Net Gain allocable to such amounts for the Plan Year and increased by Net Loss allocable to such amounts for the Plan Year; and

                    (2) ten percent (10%) of the amount determined in paragraph (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

                    (3) The Plan Administrator may, in its discretion, use any other method allowable under the Code or the Treasury Regulations to calculate Net Gain allocable to Excess Contributions.

             (c) For the purposes of this section, the following rules shall apply:

                    (1) If any Excess Contribution is distributed more than 2 1/2 months after the end of the Plan Year in which the Excess Contribution arose, an excise tax may be imposed on the Employer with respect to such amounts.

                    (2) Excess Contributions shall be allocated to the Family Members of Highly Compensated Employees in the manner prescribed by the Treasury Regulations.

                    (3)    Excess Contributions shall be treated as Annual
                           Additions.

             (d) The Excess Contributions which would otherwise be distributed to Participants shall be reduced, in accordance with the Treasury Regulations, by the amount of Excess Deferrals distributed to the Participant under this section. However, the amount distributed shall, if there is a Net Loss allocable to the Excess Contributions, in no event be less than the lesser of the Participant's Account under the Plan or the Participant's Employee Deferral Contributions and Qualified Non-Elective Contributions for the Plan Year.

             (e) Amounts distributed under this section shall first be treated as distributable from the portion of the Participant's Account attributable to Employee Deferral Contributions and shall be treated as distributed from the portion of the Participant's Account attributable to Qualified Non-Elective Contributions only to the extent such Excess Contributions exceed the balance in the Participant's Account attributable to Employee Deferral Contributions.

5.09         DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS.

             (a) Excess Aggregate Contributions, adjusted for any Net Gain or Net Loss allocable thereto, shall be forfeited, if otherwise forfeitable under the terms of this Plan, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts Matching Contributions were allocated for the preceding Plan Year.

             (b) The Net Gain or Net Loss allocable to Excess Aggregate Contributions shall be determined by multiplying the Net Gain or Net Loss allocable to the Participant's

                    Matching Contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the portion of the Participant's Account balance attributable to Matching Contributions on the last day of the preceding Plan Year.

             (c) The Plan Administrator may, in its discretion, use any other method allowable under the Code or the Treasury Regulations to calculate Net Gain or Net Loss allocated to Excess Aggregate Contributions.

             (d) The Excess Aggregate Contributions to be distributed to a Participant shall in no event be less than the lesser of the Participant's Plan Account or the Participant's Matching Contributions for the Plan Year.

             (e) Amounts forfeited by Highly Compensated Employees under this section shall be treated as Annual Additions under the Plan and either:

                    (1) Applied to reduce Contributions made by the Employer if Forfeitures of Matching Contributions under the Plan are applied to reduce such Contributions; or

                    (2) Allocated, after all other Forfeitures under the Plan, to the same Participants and in the same manner as such other Forfeitures are allocated to other Participants under the Plan.

                    Notwithstanding the foregoing, no Forfeitures arising under this section shall be allocated to the Account of any I-Highly Compensated Employee who was subject to forfeitures under this subsection.

                    ARTICLE VI - RETIREMENT BENEFITS


6.01 EVENTS ENTITLING PARTICIPANT TO DISTRIBUTION: A Participant shall be entitled to a distribution of his or her Accrued Benefit upon the Participant's retirement from the service of the Employer after attainment of Normal Retirement Date. A Participant who attains Normal Retirement Date and continues to be an Employee shall continue to share in the allocation of Employer Non-elective Contributions, and earnings and losses.

6.02 PROPERTY DISTRIBUTED: Distribution of the portion of a Participant's Accrued Benefit invested in the Employer Stock Fund will be made in whole shares of Employer Stock or in cash in the following manner. A Participant or Beneficiary, as the case may be, may, within a reasonable time prior to the date of a distribution from the Plan, notify the Plan Administrator in writing of his demand that all or a portion of the distribution be made in whole shares of Employer Stock. In the absence of the timely exercise of such right as set forth above, or if the Participant demands that less than all of such portion of the distribution be made in whole shares of Employer Stock, distribution of the portion of the Participant's Account invested in the Employer Stock Fund, or the portion thereof not demanded in whole shares of Employer Stock, will be made in whole shares of Employer Stock or in cash or partially in shares of Employer Stock and partially in cash, as determined by the Plan Administrator.

6.03 METHODS OF BENEFIT PAYMENT: Subject to the requirements of Article VII, if a Participant's Accrued Benefit becomes payable under
             Section 6.01, the Accrued Benefit shall be paid in one of the settlement options described in subsections (a), (b), or (c), as the Participant shall elect:

             (a)    in the form of a lump sum, or

             (b) if the value of the Participant's Accrued Benefit exceeds $3,500, in the form of monthly, quarterly, semi-annual or annual installments over a period not to exceed the lesser of (i) five years, or (ii) the life expectancy of the Participant and the Participant's Beneficiary, or

             (c) in the manner described in Section 6.04 with respect to distributions made after December 31,1992.

6.04       PLAN ROLLOVERS:

             (a) This Section 6.04 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

             (b)    DEFINITIONS:

                    (1)    ELIGIBLE ROLLOVER DISTRIBUTION:

                    An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                    (2)    ELIGIBLE RETIREMENT PLAN:

                    An Eligible Retirement Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401 (a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                    (3)    DISTRIBUTEE:

                    A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's Surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.

                    (4)    DIRECT ROLLOVER:

                    A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.


              ARTICLE VII - JOINT AND SURVIVOR ANNUITY REQUIREMENTS

7.01 The Plan shall not offer a Qualified joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity.


                      ARTICLE VIII - VOTING EMPLOYER STOCK

8.01 VOTING RIGHTS: The Trustee shall be entitled to vote, and shall vote, any Employer Stock held in the Trust only in accordance with the provisions of this Article.

8.02         EMPLOYER STOCK FUND:

             (a) The Plan Administrator shall adopt procedures to notify the Participants who have all or a portion of their Accounts invested in the Employer Stock Fund of the time and place of each meeting at which holders of such Employer Stock shall be entitled to vote. The Trustee shall receive and execute instructions from each Participant with respect to the voting of the number of shares of Employer Stock that is allocated to such Participant's Account through the Employer Stock Fund.

             (b) The Trustee shall not vote any Employer Stock allocated to the Account of a Participant who fails to timely instruct the Trustee with respect to voting such Employer Stock at the meeting.

                                            ARTICLE IX - DEATH BENEFITS

   9.01 AMOUNT OF DEATH BENEFIT The Beneficiary of a Participant who dies prior to receiving benefits hereunder shall be entitled to receive death benefits as provided hereinafter.

   9.02 PAYMENT OF DEATH BENEFIT The amount of the Accrued Benefit payable to a Beneficiary under this Article shall be determined as of the Valuation Date immediately following the Participant's date of death- The Trustee shall distribute a decreased Participant's Accrued Benefit to the Participant's Beneficiary in the manner described in Section 6.03. The distribution shall occur as soon as administratively feasible after the end of the Plan Year during which the Participant died.

   9.03 BENEFICIARY DESIGNATION: Each Participant shall have the right to designate and change his or her Beneficiary or contingent Beneficiary, subject to Section 1.08. The Participant shall also have the right to designate for such Beneficiary any settlement option or combination thereof provided in this Plan, or to confer upon the Beneficiary the power to elect any settlement options provided hereunder. Such right shall be exercised by a written instruction signed by the Participant.

   9.04 SELECTION BY BENEFICIARY: Notwithstanding any contrary provisions contained herein, and subject to the approval of the Trustee, a Beneficiary shall have the power to elect any settlement option hereunder. This election is intended to provide the Beneficiary with the specific power to revoke a prior designation of a settlement option by a Participant.

                        ARTICLE X - TERMINATION BENEFITS

  10.01 VESTING SCHEDULE: The nonforfeitable interest of each Participant in his Accounts shall be determined as follows:

               (a) Each Participant shall have a nonforfeitable interest in the entire portion of his Accounts attributable to Employee Deferral Contributions, Qualified Non-elective Contributions and Qualified Matching Contributions.

               (b) Each Participant shall have a nonforfeitable interest in the entire portion of his Accounts upon the earliest to occur of the following events:

                      (1)    The Participant reaches the Normal Retirement Age;

                      (2) The Participant dies prior to the termination of his employment by the Employer;

                      (3) The Participant reaches the later of (i) his 65th birthday, or (ii) the fifth anniversary of the date he became a Participant in the Plan.

                (c) Subject to subsections (b) and (d), the nonforfeitable interest of a Participant in the portion of his Account attributable to Employer Non-elective Contributions or Matching Contributions shall be determined according to the following schedule:


                       YEARS OF VESTING SERVICE        NONFORFEITABLE PERCENTAGE

                                    Less than 1                               0%
                                              1                              10%
                                              2                              20%
                                              3                              40%
                                              4                              60%
                                              5                              80%
                                      6 or more                             100%

10.02 DETERMINATION OF ACCRUED BENEFIT: The amount of the Accrued Benefit shall be determined as of the last day of the Plan Year during which the termination of employment takes place. In no event will the Participant's Accounts be credited with Net Gains or Net Losses which occur after the Valuation Date immediately preceding the date such Participant's benefits are actually distributed from the Plan.

10.03        PAYMENT OF ACCRUED BENEFIT:

               (a) Subject to the consent requirements contained in subsection (b), the Trustee shall distribute a terminated Participant's Accrued Benefit to the Participant, in one of the methods elected in accordance with Section 6.03, as soon as administratively feasible following the last day of the Plan Year during which such Participant has died or attained Normal Retirement Age. The Participant shall not share in an allocation of Net Gain or Net Loss since the Valuation Date preceding the date of the distribution.

               (b)    CONSENT REQUIREMENTS

                      (1) Payment of a Participant's Accrued Benefit may not begin before the Participant reaches the later of age 62 or Normal Retirement Age, unless

                             (A) prior to the Annuity Starting Date, the Participant's Account Balance does not exceed $3,500;

                             (B)     the Participant requests the payment; or

                             (C)     the Participant is deceased.

                      (2) For purposes of this section, the term "Annuity Starting Date" means the first day of the first period for which an amount of the Participant's Accrued Benefit is paid in any form.

                (c) The non-vested portion of a Participant's Account shall be forfeited as of the date on which the Participant incurs five consecutive one year Breaks in Service. Any such forfeiture for a Plan Year shall be allocated to the Accounts of remaining Participants in accordance with Article IV.

                       ARTICLE XI - DISTRIBUTION REQUIREMENTS

11.01        GENERAL RULES:

             (a) The requirements of this Article shall apply to any distribution of a Participant's interest in his Accounts, and will take precedence over any inconsistent provisions of this Plan.

             (b) All distributions required under this Article shall be determined and made in accordance with the proposed Treasury Regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of
                    Section 1.401(a)(9)-2 of the proposed Treasury Regulations.

11.02 REQUIRED BEGINNING DATE: The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date.

11.03 LIMITS ON DISTRIBUTION PERIODS: As of the first distribution calendar year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

             (a)    the life of the Participant;

             (b)    the life of the Participant and a designated beneficiary;

             (c) a period certain not extending beyond the life expectancy of the Participant; or

             (d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated beneficiary.

11.04 DETERMINATION OF AMOUNT TO BE DISTRIBUTED EACH YEAR: If the Participant's Accrued Benefit is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

             (a)    If a Participant's Accrued Benefit is to be distributed over

                    (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary, or

                    (2) a period not extending beyond the life expectancy of the designated beneficiary,

                    the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's Accrued Benefit by the applicable life expectancy.

             (b) For calendar years beginning before January 1, 1989, if the Participant's spouse is not the designated beneficiary, the method of distribution selected must assure that at least 50% of the Accrued Benefit is paid within the fife expectancy of the Participant.

             (c) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the participant's Accrued Benefit by the lesser of

                    (1)    the applicable life expectancy, or

                    (2) if the Participant's Spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)2 of the Proposed Treasury Regulations.

                    Distributions after the death of the Participant shall be distributed using the applicable life expectancy in subsection (a) above as the relevant divisor without regard to Proposed Treasury Regulations Section 1.401(a)(9)-2.

             (d)     (1)    The minimum distribution required for the
                            Participant's first distribution calendar year must be made on or before the Participant's Required
                            Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year.

                     (2) For purposes of determining a Participant's minimum distribution, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

11.05        DEATH DISTRIBUTION PROVISIONS:

             (a) DISTRIBUTION BEGINNING BEFORE DEATH: If the Participant dies after distribution of his or her Accrued Benefit has begun, the remaining portion of such Accrued Benefit will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

             (b) DISTRIBUTION BEGINNING AFTER DEATH: If the Participant dies before distribution of his or her Accrued Benefit begins, distribution of the Participant's entire Accrued Benefit shall be completed in accordance with Section 9.02 above.

11.06        COMMENCEMENT OF BENEFITS:

             (a) Unless the Participant otherwise elects by submitting to the Plan Administrator a written statement, signed by the Participant, which describes the benefit and the date on which the payment of such benefit shall commence, payment of benefits shall begin no later than the sixtieth (60th) day after the close of the Plan Year in which the Participant became entitled to distribution of benefits under Section 6.01, subject to the provisions of subsections (b), (c) and
                    (d).

             (b) In the event that the Trustee has not completed valuations necessary for a determination of the exact amount of benefits to be distributed as of a Valuation Date, or the Plan Administrator has been unable to locate the Participant after making reasonable efforts to do so, to the extent not prohibited by the Code or ERISA and valid regulations thereunder, the beginning of such distribution may be delayed until sixty (60) days after such valuation has been completed or such Participant has been located.

             (c) In the event that a Participant has not been located within seven (7) years from the date that such Participant's benefit under this Plan first become payable, the Participant's Accounts shall be deemed abandoned and shall be reallocated among the remaining Participants in a nondiscriminatory manner. In the event that a Participant, whose Accounts was deemed abandoned and reallocated, is later located, such Participant's Accounts shall be restored and distribution of such benefit shall commence no later than the sixtieth (60th) day after the close of the Plan Year in which the Participant is located.

             (d) To avoid hardship to a Participant, the Trustee, upon a recommendation from the Plan Administrator, may begin to make partial payment to a Participant at any time after retirement or disability, even though the precise amount of the Accrued Benefit has not yet been determined.

  11.07        DEFINITIONS:

               (a) APPLICABLE LIFE EXPECTANCY The life expectancy (or joint and last survivor expectancy) shall be calculated using the attained age of the Participant (or Beneficiary) as of the Participant's (or Beneficiary's) birthday in the applicable calendar year, reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if the life expectancy is being recalculated such succeeding calendar year.

               (b) DISTRIBUTION CALENDAR YEAR: A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 401(a)(9) of the Code.

               (c) PARTICIPANTS BENEFIT: The Accounts balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Accounts balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

               (d)   REQUIRED BEGINNING DATE:

                    (1) General Rule: The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2.

                    (2) Transitional Rules: The required beginning date of a Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (A) or
                           (B) below:

                           (A) Non-5-percent owners: The required beginning date of a Participant who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2 occurs.

                           (B) 5-percent owners: The required beginning date of a Participant who is a 5-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                                    (i)     the calendar year in which the
                                            Participant attains age 70 1/2, or

                                    (ii)    the earlier of the calendar year
                                            with or within which ends the plan
                                            year in which the Participant
                                            becomes a 5-percent owner, or the
                                            calendar year in which the
                                            Participant retires.

                                    The required beginning date of a Participant who is not a 5-percent owner who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

                      (3) 5-percent owner: A Participant is treated as a 5-percent owner for purposes of this Section if such Participant is a 5-percent owner as defined in
                             Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is top heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

                      (4) Once distributions have begun to a 5-percent owner under this Section, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

                        ARTICLE XII - PLAN ADMINISTRATION

12.01 ALLOCATION OF FIDUCIARY POWERS: Each of the Fiduciaries shall have only those powers and responsibilities that are specifically given to them under the Plan. The Employer shall have the exclusive responsibility for making the contributions provided for herein, the exclusive power to appoint and remove the Trustee and the Plan Administrator, and the exclusive power to amend or terminate this Plan. The Employer shall have no other exclusive authority, discretion and responsibility to manage and control the assets of the Plan. The Trustee shall have no other responsibilities other than those provided in this Plan. The Plan Administrator shall have the exclusive authority and responsibility, in its sole and absolute discretion, to interpret the provisions of the Plan, determine eligibility for benefits under the Plan, to control and manage the operation and administration of this Plan in accordance with the terms and conditions described in this Plan, and to exercise all Fiduciary functions provided in the Plan or necessary to the operation of the Plan except such functions as are assigned to other Fiduciaries pursuant to this Plan. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan authorizing or providing such direction, information or action. Furthermore, each Fiduciary may rely upon such direction, information or action of another Fiduciary as being proper under this Plan, and is not required to inquire into the propriety of any such direction, information or other action. It is intended under this Plan that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations. Each fiduciary shall not be responsible for any act or failure to act of another Fiduciary except in circumstances where ERISA imposes liability for the breach of a co-Fiduciary. No Fiduciary guarantees the trust fund in any manner against investment loss or depreciation in asset value except in circumstances where ERISA imposes liability for such loss or depreciation.

12.02 PLAN ADMINISTRATION: The Plan shall be administered by the Plan Administrator. All usual and reasonable expenses of the Plan Administrator may be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid by the Trustee out of the principal or income of the Trust Fund.

12.03 CLAIM PROCEDURE: The Plan Administrator shall make all determinations as to the right of any person to a benefit under the Plan. In accordance with regulations of the Secretary of Labor issued under Section 503 of ERISA, the Plan Administrator shall provide adequate notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for denial, written in a manner calculated to be understood by the Participant or Beneficiary, and afford a reasonable opportunity to any Participant or Beneficiary whose claim for benefits had been denied for a full and fair review by the Plan Administrator of the decisions denying the claim. A Participant or Beneficiary may claim any benefits due under the Plan by mailing to the last known address of the Plan Administrator a written application outlining to the best of the Participant's knowledge or ability, the nature, amount and form of such benefit.

12.04 REPORTING AND DISCLOSURE: The Plan Administrator shall exercise such authority and responsibility as it deems necessary to comply with the reporting and disclosure requirements of ERISA and any valid governmental regulations issued thereunder relating to the preparation and filing of all reports and registrations required to be filed by the Plan with any governmental agency; compliance with all disclosure requirements imposed by state or federal laws; maintenance of all records of the Plan other than those required to be maintained by other Fiduciaries; and the preparation and delivery of all reports, information and notifications required to be given to Participants or Beneficiaries in accordance with state or federal laws.

12.05 PLAN ADMINISTRATOR'S DUTIES AND POWERS: The Plan Administrator shall have absolute power and authority to carry out its duties under the Plan. By way of illustration and not limitation, the Plan Administrator is empowered and authorized to make rules and regulations in respect of the Plan not inconsistent with the Plan, the Code or ERISA; to determine, consistently therewith, all questions that may arise as to the eligibility, benefits, status and right of any person claiming benefits under the Plan, including (without limitation) Participants, former Participants, Surviving Spouses of Participants and Beneficiaries; and subject to and consistent with ERISA, to construe and interpret the Plan and correct any defect, supply any omissions or reconcile any inconsistencies in the Plan, such action to be final and conclusive on all persons claiming benefits under the Plan.

In addition, the Plan Administrator shall have any other duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

             (a) To prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

             (b) To prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan;

             (c) To receive from the Employer and from Participants such information as shall be necessary for the proper administration of the Plan;

             (d) To furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

             (e) To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the trust fund from the Trustee;

             (f) To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel, and to pay such individuals reasonable fees for the performance of services.

12.06 ADMINISTRATIVE RULES: The Plan Administrator may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Plan Administrator shall be uniformly and consistently applied to all Participants in similar circumstances.

             Upon making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

12.07 DIRECTIONS TO TRUSTEE: The Plan Administrator shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan.

12.08 The Plan Administrator may require a Participant to complete and file an application for a benefit, to complete all other forms furnished by the Plan Administrator, and to furnish all pertinent information requested by the Plan Administrator.

12.09 DISCRETION AND DELEGATION: The Plan Administrator shall have absolute discretion in interpreting the provisions of the Plan and in carrying its duties hereunder. The Plan Administrator may delegate all or part of its duties hereunder to one or more agents, and may retain advisors to assist it.

12.10 DOMESTIC RELATIONS ORDER: The Plan Administrator shall develop written procedures to determine whether a domestic relations court order meets the requirements of a qualified domestic relations order as defined in Code Section 414(p) and to determine the method of distributing benefits in compliance with the order. If the Plan Administrator determines that a domestic relations order is qualified under Code Section 414(p), then the date of such determination shall be deemed the "earliest retirement age" under Code Section 414(p) with respect to the Participant against whom the domestic relations order is entered, and the Plan Administrator may make an immediate distribution only to the alternate payee(s) under such order. A domestic relations order entered before January
             1. 1985, will be treated as a qualified domestic relations order if payment of benefits pursuant to the order has commenced as of such date, and may be treated as a qualified domestic relations order if payment of benefits has not commenced as of such date, even though the order does not satisfy the requirements of Section 414(p) of the Code.


                         ARTICLE XIII - TOP HEAVY RULES

13.01 Effective Date: If the Plan is or becomes top heavy in any Plan Year, the provisions of this Article will supersede any conflicting provisions in the Plan.

13.02 DETERMINATION OF TOP HEAVY STATUS: The Plan is top heavy for a particular Plan Year if, as of the determination date, any of the following conditions exists:

                (a) If the top heavy ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

                (b) If the Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the top heavy ratio for the group of plans exceeds 60 percent.

                (c) If the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the top heavy ratio for the Permissive Aggregation Group exceeds 60 percent.

                        In the case of a Required Aggregation Group, each plan in the group will be considered to be top heavy if the Required Aggregation Group is determined to be top heavy. No plan in the Required Aggregation Group will be considered to be top heavy if the Required Aggregation Group is not top heavy. The Employer may also include any other plan not required to be included in the Required Aggregation Group, providing the resulting group, taken as a whole, will continue to satisfy the provisions of the Code Sections 401(a)(4) and 410 of the Code. Such group hereinafter shall be known as a Permissive Aggregation Group. In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered top heavy if the Permissive Group is top heavy. No plan in the Permissive Aggregation Group win be considered top heavy if the Permissive Aggregation Group is not top heavy. Only those plans of the Employer in which the determination dates fall within the same calendar year are aggregated in order to determine whether such plans are top heavy. For Plan Years beginning after December 31, 1984, the Accounts of a Participant who has not performed any services for the Employer during the five
                        (5) year period ending on the determination date shall be disregarded for purposes of making the determination of top heavy status.

13.03 DEFINITIONS AND SPECIAL RULES: The following definitions shall apply for purposes of this Article:

             (a)    TOP HEAVY RATIO:

                    (1) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top heavy ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Account Balances of all Key Employees as of the determination date(s) (including any part of any Accounts Balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of the Accounts Balances of all Participants (including any part of any Accounts Balance distributed in the 5-year period ending on the determination date(s)), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the top heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under
                           Section 416 of the Code and the regulations thereunder.

                    (2) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top heavy ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with paragraph
                           (1) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the determination date(s) and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with paragraph (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the determination date.

                    (3) For purposes of paragraphs (1) and (2) above the value of the account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Section 416 of the Code and the Treasury Regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder.

                    (4) Deductible employee contributions will not be taken into account for purposes of computing the top heavy ratio. When aggregating plans the value of Accounts Balances and Accrued Benefits will be calculated with reference to the determination dates that fall within the same calendar year.

                    (5) The accrued benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(c) of the Code.

             (b) KEY EMPLOYEE: Any Employee or former Employee (and the Beneficiaries of each such Employee) who, at any time during the determination period was:

        (1) an officer of the Employer whose annual Compensation exceeds 50% of the dollar limitation under Section 415(b)(1)(A) of the Code;

        (2) an owner (or considered an owner under Section 318 of the Code of one of the ten largest interests in the Employer if such individual's Compensation exceeds 100 percent of the dollar limitation under Section 415(c)(1)(A) of the Code;

        (3)    a five percent (5%) owner of the Employer; or

        (4) a one percent (1%) owner of the Employer who has an annual Compensation of more than $150,000.

        Annual Compensation means Compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or
        Section 403(b) of the Code. The determination period is the Plan Year containing the determination date and the 4 preceding Plan Years.

        The determination of Key Employee status will be made in accordance with Code Section 416(i)(1) of the Code.

(c) DETERMINATION DATE: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that Year.

(d) PRESENT VALUE: For purposes of establishing present value to compute the top heavy ratio, any benefit shall be discounted only for mortality and interest based on a 6% interest rate and the Unisex Pension 1984 Mortality Table.

(e) VALUATION DATE: For purposes of computing the top heavy ratio, the valuation date shall be the last day of each Plan Year.

(f) PERMISSIVE AGGREGATION GROUP: The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(g)     REQUIRED AGGREGATION GROUP:

        (1) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and

        (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

13.04 EFFECT OF TOP HEAVY STATUS: The following rules shall apply to any Participant who earns an Hour of Service during any Plan Year in which the Plan is determined to be top heavy.

             (a)    Minimum Allocation:

                      (1)    Except as otherwise provided in paragraphs (3) and
                             (4) below, the Employer Non-elective Contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent of such Participant's Compensation or, in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest Employer Non-elective Contributions and forfeitures, expressed as a percentage of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. Also, elective deferrals described in Section 401(k) of the Code and matching contributions described in
                             Section 401(m) of the Code may not be treated as Employer Non-elective Contributions for purposes of satisfying this Minimum Allocation. This Minimum Allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant's failure to complete 1,000 Hours of Service during the Plan Year (or any equivalent provided in the plan), or
                             (ii) the Participant's failure to make mandatory employee contributions to the Plan, or (iii) the Participant earns Compensation less than a stated amount.

                      (2) For purposes of computing the minimum allocation, Compensation shall mean Compensation as defined in
                             Section 1.11 of the Plan.

                      (3) Paragraph (1) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

                      (4) For purposes of Paragraph (1) above, Employer Non-elective Contributions and forfeitures allocated under any other defined contribution plan of the Employer, in which any Key Employee participates or which enables another defined contribution plan to meet the requirements of Code
                             Section 401(a)(4) or 410, shall be considered contributions and forfeitures allocated under this Plan.

                      (5) In the case of any Participants who are not Key Employees and who participate in both this Plan and a defined benefit plan of the Employer, the foregoing provisions of this subsection shall be inapplicable and the Employer shall provide that each Non-Key Employee eligible to participate in this Plan has, at any time, a minimum accrued benefit under the defined benefit plan, expressed as a life annuity commencing at Normal Retirement Age, equal to at least the product of (i) the Employee's average compensation for the five consecutive years when the Employee had the highest aggregate compensation from the Employer and (ii) the lesser of 2% per Year of Service or 20%. For purposes of computing the product in the foregoing sentence, compensation in years before January 1, 1984 and in years after the close of the last Plan Year in which the Plan is top heavy shall be disregarded, and similarly, Years of Service shall exclude Years of Service when the Plan was not top heavy (for any Plan Year ending during such Year of Service) and Years of Service completed in a Plan Year beginning before January 1, 1984. Although accruals of Employer derived benefits, whether or not attributable to years for which the Plan is top heavy, may be used to satisfy the defined benefit plan minimum, all accrued benefits attributable to Employee Contributions and for Plan Years beginning before January 1, 1985, Employer Non-elective Contributions attributable to a salary reduction or similar arrangement made pursuant to Code Section 401 (k)), shall be ignored.

                    (6) To the extent required under Section 416(b) of the Code the minimum allocation provided by this subsection (a) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

                    (7) If an Employee is a Participant in this Plan and another defined contribution plan included in a Required Aggregation Group, this Plan shall be the last defined contribution plan to provide a minimum allocation for such Non-Key Employee.

             (b) If the Plan is determined to be top heavy during any Limitation Year, the Plan Administrator shall apply the limitations of Section 5.01 to the Participant by substituting 100 percent for 125 percent in each place in which it appears in the fractions described in such section. Provided, however that the foregoing sentence shall not apply if:

                    (1)    the top heavy ratio is 0.90 or less, and

                    (2) each Non-Key Employee receives an additional minimum contribution or benefit under a plan of the Employer. In the case of a Non-Key Employee participating only in a defined benefit plan, the additional minimum benefit for each Year of Service counted is one percentage point, up to a maximum of ten percentage points, of the Employee's average Compensation for the five consecutive years when the Employee had the highest aggregate compensation from the Employer. In the case of a Non-Key Employee participating only in this Plan or another defined contribution plan, the additional minimum contribution is one percent of the Employee's Compensation. In the case of a Non-Key employee participating both in a defined benefit plan and this or another defined contribution plan, there is no additional minimum benefit.


                            ARTICLE XIV - THE TRUSTEE

14.01 RESIGNATION AND REMOVAL: A Trustee may resign by written instrument addressed to the Employer. The Employer may remove the Trustee by a written instrument addressed to the Trustee. Appointments to vacancies shall be made by the Employer and any successor Trustee shall evidence its acceptance of such appointment by written instrument addressed to the Employer. Upon written acceptance of such appointment by the successor Trustee, the Trustee shall assign, transfer and pay over to such successor Trustee, the funds and properties then constituting the trust fund together with the proper accounting therefore. if such accounting is not objected to within 60 days after the receipt thereof by the Employer or the successor Trustee, the Trustee shall be deemed to be discharged of all duties under the Plan except to the extent otherwise provided by law.

14.02 INFORMATION TO BE FURNISHED TO TRUSTEE: The Employer and the Plan Administrator shall furnish to the Trustee such information as required or desirable for the purpose of enabling the Trustee to carry out the provisions of the Plan, and the Trustee may rely upon such information as being correct.

14.03 ACCOUNTING: The Trustee shall keep accurate and detailed accounts of investments, receipts, disbursements and other transactions hereunder and all such accounts and other records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Employer or the Plan Administrator. Within ninety (90) days following the close of the Plan Year and within ninety (90) days after the removal or resignation of the Trustee as provided herein, the Trustee shall file with the Employer a written account setting forth all investments, receipts, disbursements and other transactions effected by it during such Plan Year or during the period from the close of the last Plan Year to the date of such removal or resignation. Subject to any express provision of applicable law as may be in effect from time to time to the contrary, no person other than the Employer may require an accounting or bring any action against the Trustee with respect to the trust fund or its actions as Trustee.

14.04 TRUSTEE'S RIGHT TO JUDICIAL SETTLEMENT: Notwithstanding any other provision of this Article, the Trustee shall have the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlement of the Trustee's accounts, or for instructions in connection with the trust fund, the only necessary parties thereto in addition to the Trustee shall be the Employer and the Plan Administrator. If the Trustee so elects, it may bring in any other person or persons as a party or parties defendant.

14.05 TRUSTEE'S EXPENSES: To the extent not paid by the Employer, expenses incurred by the Trustee in the performance of its duties under the Plan, including reasonable compensation for agents and for the services of counsel rendered to the Trustee, expenses related thereto and all other proper charges and disbursements of the Trustee including all taxes of any kinds whatsoever that may be levied or assessed under existing or future laws shall be paid by the Trustee out of the Plan, and such expenses shall constitute a charge upon the Plan.

14.06 PAYMENT OF BENEFITS TO INCOMPETENT: In the event that any benefit under the Plan is payable to a minor or other legally incompetent person, the Trustee shall not require the appointment of a guardian but shall be authorized to pay the same to any person having custody of such minor or incompetent person, to pay to such minor or incompetent person without the intervention of the guardian, or to pay the same to a legal guardian of such minor or incompetent person if one has already been appointed.

14.07 TRUSTEE'S INVESTMENT POWERS: Subject to the fiduciary responsibility provisions of ERISA, the Trustee may hold and invest, all trust funds as follows:

             (a) To invest or reinvest all or any part of the trust funds in any real or personal property as the Trustee may deem advisable, including but not limited to:

                    (1)    Employer Stock;

                    (2) any stocks, bonds and other securities as the Trustee may deem advisable, including interests in investment trusts, mutual funds, and legal or discretionary common trust funds (including, in the case of a corporate trustee, a common trust funds established and maintained by such trustee);

                    (3) any shares of an investment company registered under the Investment Company Act of 1940, as amended;

                    (4) the deposit of any and all trust funds with an Insurer for the payment of interest thereon; and

                    (5) any securities issued or guaranteed by the United States of America or any of the instrumentalities or States thereof or of any county, city, town, village, school district, or other political subdivision of any said states.

             (b)    To sell or exchange any part of the assets of the Plan.

             (c) To vote, subject to the requirements of Article VIII, in person or by proxy the securities and investment company shares which it holds as Trustee, and to delegate such power subject to Article VIII.

             (d) To consent to or participate in dissolutions, reorganizations, consolidations, mergers, sales, transfers or other changes in securities and investment company shares which it holds as Trustee, and, in such connection, to delegate its powers, and to pay all assessments, subscriptions and other charges.

             (e) To exercise all rights, privileges, options, and elections in any Insurance Contracts and to pay the premiums thereon.

             (f) To retain in cash and keep unproductive of income such amount as the Trustee may deem advisable in his discretion and the Trustee shall not be required to pay interest on such cash balances or on cash in its hands pending investment.

             (g) To sell, exchange, convey or transfer any property at any time held by the Trustee upon such terms as it may deem advisable and no person dealing with the Trustee shall be bound to see the application of the purchase money or to inquire into the propriety of any such transaction.

             (h) To enter into, compromise, compound and settle any debt or obligation due to or from the Trustee and to reduce the rate of interest on, to extend or otherwise modify, or to foreclose upon default or otherwise enforce any such obligation.

             (i) To cause any bonds, stocks or other securities held by the Trustee to be registered in or transferred into its name as Trustees or the name of its nominee or nominees, or to hold them unregistered or in form permitting transferability by delivery, but at all times with full responsibility therefore as Trustee.

             (j) To borrow money if the direction of the Employer upon such terms and conditions as may be deemed advisable to carry out the purposes of the trust and to pledge securities or other property in repayment of any such loan; provided, that loans or advances may be made by the Trustee hereunder by way of overdrafts or otherwise on a temporary basis on which no interest is payable.

             (k) To manage, administer, operate, repair, improve and mortgage or lease for any number of years, regardless of any restrictions on leases made by trustees or to otherwise deal with any real property or interest therein; to renew or extend or to participate in the renewal or extension of any mortgage, and to agree to the reduction in the interest on any mortgage or other modification or change in terms of any mortgage or guarantee thereof in any manner and upon such terms as may be deemed advisable; to waive any defaults whether in performance of any covenant or condition of any mortgage or in the performance of any guarantee or to enforce any such default in such manner as may be deemed advisable, including the exercise and enforcement of any and all rights of foreclosure.

             (1) To invest all or part of the trust fund in interest-bearing deposits of the Trustee bank, which is included, but is not limited to investments in time deposits, savings deposits, certificates of deposit or time accounts which bear a reasonable interest rate.

             (m) To employ suitable agents, accountants and counsel and to pay their reasonable expenses and compensation.

             (n) To transfer, at any time and from time to time, such part or all of the trust fund as it shall deem advisable to the trustees of any trust which has been qualified under Section 401(a) and is exempt under Section 501(a) of the Code, and which is maintained by it as a medium for the collective investment of funds of pension, profit sharing or other employee benefit trust, and to withdraw any part or all of the trust fund so transferred; in which event the provisions of any such trust shall be deemed a part of this Agreement to the extent that they shall not be inconsistent with the provisions hereof.

             (o) To make, execute and deliver as Trustee any and all deeds, leases, mortgages, advances, contracts, waivers, releases or other instruments in writing necessary or proper in the employment of any of the foregoing powers.

             (p) To exercise, generally, any of the powers which an individual owner might exercise in connection with property either real, personal or mixed held by the trust fund, and to do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in this Article or otherwise in the best interests of the Trust Fund.

             (q) To settle, compromise or abandon all claims and demands in favor of or against the Trust Fund.

             (r) To appoint and/or employ business entities and/or individuals to act as investment advisers and/or managers on behalf of this Plan in order to manage any portion or all of the assets of this Plan. However, the appointment of such an investment adviser and/or manager:

                    (1)    shall be subject to the approval of the Employer,

                    (2) will render any such investment adviser and/or manager who is appointed a fiduciary under this Plan to the extent of such adviser's and/or manager's investment duties and responsibilities to the Plan, and

                    (3) in no event shall cause the assets of this Plan to be taken out of Trust or cause the Trustee hereof to be eliminated.

             (s) Upon the election of the Employer, to approve, devise and/or implement a system or policy to permit Participants and/or Beneficiaries hereunder an election, which shall be granted to all Participants and/or Beneficiaries in a nondiscriminatory manner, to execute investment control over a portion or all of their Accounts. In the event that a Participant or Beneficiary does not choose to exercise such investment control, the Trustee shall continue to invest the Accounts of such Participant or Beneficiary. In the event that the Participant or the Beneficiary directs the Trustee to invest some or all of that portion of the Participant's or Beneficiary's Accounts in an investment which is prohibited by the terms of the Plan, the direction of the Participant or the Beneficiary shall be deemed to control and the Trustee shall have no liability for violating the terms of the Plan by following the Participant's or the Beneficiary's investment instructions. To the extent provided by ERISA, in the event that a Participant or a Beneficiary exercises investment control over the assets in such person's Accounts, no Fiduciary shall be subject to liability for any loss or any breach of the fiduciary responsibility standards of ERISA.

14.08 FORM OF PLAN CONTRIBUTIONS: The Trustee shall receive any Contributions paid to it in cash or in the form of such other property as it may from time to time deem acceptable and which shall have been delivered to it. The Employer shall make contributions in such manner and at such times as shall be appropriate. The Trustee shall not be responsible for the calculation or collection of any Contribution under or required by the Plan, but shall be responsible only for property received by it pursuant to this Plan.

14.09 PAYMENTS MADE AT DIRECTION OF PLAN ADMINISTRATOR: The Trustee shall, on the written directions of the Plan Administrator, make payments out of the Trust fund to such persons, in such amounts and or purposes as may be specified in the written directions of the Plan Administrator. To the extent permitted by law, the Trustee shall be under no liability for any payment made pursuant to the direction of the Plan Administrator. Any written direction of the Plan Administrator shall constitute a certification that the distribution or payment so directed is one which the Plan Administrator is authorized to direct.


                      ARTICLE XV - FIDUCIARY RESPONSIBILITY

15.01 FIDUCIARY STANDARDS: Each Fiduciary shall discharge his duties under the Plan solely in the interest of the Participants and their Beneficiaries and

             (a) for the exclusive purpose of providing benefits for such Participant and their Beneficiaries and defraying reasonable expenses of administering the Plan;

             (b) with the care, skill prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

             (c) in accordance with the Plan insofar as the Plan is consistent with the provisions of ERISA.

             The Trustee shall diversify the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. The requirements set forth above shall not be deemed to be violated merely because the Trustee invests the trust funds partly or wholly in (i) shares of Employer Stock, (ii) shares of a mutual fund, or (iii) shares of a pooled investment fund maintained by a bank.

15.02 SITUS OF PLAN ASSETS: Except as authorized by regulations prescribed by the Secretary of Labor, the Trustee shall not maintain ownership of any Plan assets outside the jurisdiction of the District Courts of the United States.


                  ARTICLE XVI - EXCLUSIVE BENEFIT REQUIREMENTS

16.01 TRUSTEE RECEIPT OF FUNDS: All Contributions to the Plan shall be transmitted directly or indirectly to the Trustee. All Contributions so received by the Trustee shall constitute part of the Trust Fund, and shall be held and managed and administered by the Trustee pursuant to the terms of the Plan.

16.02 PLAN ASSETS FOR EXCLUSIVE BENEFIT OF PARTICIPANTS: Except to the extent permitted by Section 16.03, the assets of this Plan shall never inure to the benefit of the Employer and shall be held for the exclusive purposes of providing benefits to Participants in the Plan and their Beneficiaries and defraying reasonable expenses of administering the Plan.

16.03 RETURN OF CONTRIBUTIONS: Notwithstanding Section 16.02, Contributions to the Plan may be returned to the Employer in the following circumstances:

             (a) If a Contribution is made by reason of a mistake of fact, such Contribution may be returned to the Employer within one
                    (1) year after the payment thereof

             (b) In the event that the Commissioner of Internal Revenue or his delegate determines that the Plan is not initially qualified under the Internal Revenue Code, any Contribution (other than salary deferrals under a cash or deferred arrangement) made incident to that initial qualification by the Employer (plus any earnings on such contributions) may be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe. However, any Employee Deferral Contributions contributed by or on behalf of Employees (plus any earnings on such Contributions or deferrals) shall be returned to such Employees.

             (c) Since any Contribution under this Plan is expressly conditioned upon its deductibility under Section 404 of the Code, then, to the extent the deduction is disallowed, such Contribution shall be returned to the Employer within one year after the disallowance of the deduction.

             (d) The amount which shall be returned to the Employer under subsections (a) or (c) is the excess of

                    (1)    the amount contributed, over

                    (2) the amount that would have been contributed had there not occurred a mistake of fact or a disallowance of the deduction.

                    Earnings attributable to the excess contribution may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned. Furthermore, if the return of any such amount would cause the balance of the Accounts of any Participant to be reduced to less than the balance which would have been in the Accounts had the mistaken amount not be contributed, then the amount to be returned to the Employer will be limited so as to avoid such reduction.


               ARTICLE XVII - PLAN TERMINATION AND AMENDMENTS

  17.01 TERMINATION OR PARTIAL TERMINATION: While it is the intention of the Employer that the Plan shall be permanent, the Employer reserves the right to terminate it. Such termination shall become effective upon receipt by the Trustee of a written instrument of termination signed by the Employer. Upon termination of the Plan or upon a partial termination of the Plan within the meaning of
               Section 411(d)(3) of the Code, or upon a complete discontinuance of Contributions under the Plan, the rights of all affected Employees to their Accrued Benefits shall become nonforfeitable.

17.02 LIMITATIONS ON AMENDMENTS BY EMPLOYER: This Plan may be amended by the Employer in writing at any time, subject to the following.

             (a) Such amendment shall not increase the duties of the Trustee without its written consent;

             (b)   (1)       if the Plan's vesting schedule is amended, or the
                             Plan is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable Accounts balance, or if the Plan is deemed amended by an automatic change to or from a top heavy vesting schedule, each Participant with at least 3 Years of Vesting
                             Service may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change.

                    (2) The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

                             (A)    60 days after the amendment is adopted;

                             (B)    60 days after the amendment becomes
                                    effective; or

                             (C) 60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

                    (3) Notwithstanding the foregoing, a Participant whose nonforfeitable percentage under the Plan, as amended, at any time cannot be less than such percentage determined without regard to such amendment shall not be entitled to any election under this subsection (b).

             (c) No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's Accrued Benefit. For purposes of this paragraph, a plan amendment which has the effect of decreasing a Participant's Account Balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an Accrued Benefit. Furthermore, if the vesting schedule of a Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable interest (determined as of such date) of such Employee will not be less than his nonforfeitable interest computed under the Plan without regard to such amendment.

17.03 AMENDMENTS REQUIRED FOR QUALIFICATION: Any provision of this Plan may be amended in any respect, without regard to the limitations set forth in Section 17.02 above, if the amendment is required for initial or continued qualification of the Plan under Section 401
             (a) of the Code. Such amendment may be made retroactive to the extent permitted by Section 401(b) of the Code.

17.04 PARTICIPANT'S CONSENT TO AMENDMENT: Except as otherwise provided in this Article, neither the consent of a Participant nor that of any Beneficiary is required of any amendment to the Plan consistent with the provisions of Sections 17.02 and 17.03.

                    ARTICLE XVIII - OTHER REQUIRED PROVISIONS

18.01 PLAN MERGER OR CONSOLIDATION: In the event of a merger or consolidation with, or transfer of assets or liabilities to any other plan, each Participant will be entitled to receive a benefit immediately after such merger, etc. (determined as if the plan then terminated) which is at least equal to the benefit the Participant was entitled to receive immediately before such merger, etc. (determined as if the Plan had then terminated).

18.02 NONALIENATION OF BENEFITS: Unless otherwise required by law, none of the benefits, payments, proceeds, claims or rights of any Participant or Beneficiary hereunder shall be subject to any claim of any creditor of any Participant or Beneficiary, and in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor or any Participant or any Beneficiary, nor shall such Participant or Beneficiary have any rights to alienate, anticipate, pledge, encumber, or assign any of the benefits or payments or proceeds which he may expect to receive, contingently or otherwise, under the Plan.

No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined by the Plan Administrator to be a qualified domestic relations order, as defined in Section 414(p) of the Code.

18.03 FORM OF BENEFIT PAYMENTS: Except as otherwise required herein, benefits payable under the Plan may be paid directly by the Trustee in cash or in kind, or partially in each.


                       ARTICLE XIX - LOANS TO PARTICIPANTS

19.01      LOANS TO PARTICIPANTS:

               (a) The provisions of this Article shall apply to any Participant loans granted or renewed after October 18, 1989.

               (b) Pursuant to a uniform written loan policy set forth in this Article and on Appendix A to the Plan, attached hereto and hereby made a part of the Plan, the Plan Administrator may direct the Trustee to make a loan or loans to Participants in cases of necessity or when otherwise deemed warranted by the Plan Administrator. Such loan or loans shall be in an amount or amounts which do not in the aggregate exceed the amount set forth in
                      Section 19.02 below. A Participant's application to receive a loan shall be made in writing and on forms provided by the Plan Administrator, subject to Sections
                      19.03 and 19.04, and my
                      other procedure established in Appendix A. In exercising its discretion to make loans, the Plan Administrator shall not discriminate in favor of or against any Participant or group of Participants. The Plan Administrator shall approve or deny loans based on the applicant's creditworthiness, financial need, and such other factors setting by an entity in the business of making similar types of loans, including any such factors specified in Appendix A. - Notwithstanding the foregoing, a loan may not be made to a married Participant unless such Participant's Spouse consents to the use of the Participant's Account as security for the loan, and such consent is witnessed by a Plan representative or Notary Public.

19.02        MAXIMUM LOAN AMOUNT:

             (a) In no event shall any loan made to a Participant pursuant to this Article be in an amount which shall cause the outstanding aggregate balance of all loans made to the Participant under this Plan and all other qualified plans maintained by the Employer to exceed the lesser of:

                    (1) $50,000, reduced by the excess (if any) of the Participant's highest outstanding balance of loans from such plans during the 1-year period ending on the day before the date on which such loan was made, over the outstanding balance of loans from such plans on the date on which such loan was made, or

                    (2)    one-half of the total of:

                           (A)    the Participant's vested Account balance;

                           (B) the amount of the Participant's vested interest in his account balances in each other defined contribution plan maintained by the Employer; and

                           (C) the present value of the nonforfeitable accrued benefit of the Participant in each defined benefit plan maintained by the Employer.

             (b) For purposes of this Article, the balances of the Participant's accounts or a Participant's accrued benefit in this Plan and each other qualified plan of the Employer shall be determined as of the last available valuation of such accounts or accrued benefit made within the twelve (12) month period preceding the date on which an application for a loan under this Article is made, adjusted for distributions or contributions made after the date of such valuation but not for earnings, gains or losses subsequent to the date of such valuation.

  19.03      REPAYMENT OF LOANS:

             (a) Except as provided under paragraph (b) below, any loan made under this Article shall mature and be payable in full within five (5) years from the date the loan is made.

               (b) A loan used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant shall mature and be payable in full within thirty (30) years from the date such loan is made.

19.04        TERMS:

             (a) Loans to Participants shall be made according to the following terms:

                    (1) the security for such loans shall be up to 50% of the present value of the vested Accrued Benefit of the borrowing Participant, and such additional security as the Plan Administrator may specify in Appendix A or may from time to time demand to insure that the loan remains adequately secured;

                    (2) interest shall be charged on the loans at rates the Plan Administrator shall determine to be reasonable (In order to determine whether an interest rate is reasonable, the Plan Administrator (i) shall contact persons in the business of lending money to ensure that the loan provides the Plan with a return commensurate with the interest rates charged by such persons for loans which would be made under similar circumstances; or (ii) shall follow such other procedures outlined in Appendix A for determining a reasonable rate of interest.);

                    (3) the loans shall be evidenced by such forms of obligations, and shall be made upon such additional terms as to default, prepayment, security and otherwise as the Plan Administrator shall determine;

                    (4) the loans shall be repaid under a substantially level amortization schedule, with payments required not less frequently than quarterly.

             (b) The entire unpaid balance of any loan made under this Article and all interest due thereon, including all arrearages thereon, shall, at the option of the Plan Administrator, immediately become due and payable without further notice or demand, upon the occurrence, with respect to the borrowing Participant, of any of the following events of default:

                      (1) if any payment of principal and accrued interest on the loan remains due and unpaid for a period of ten
                             (10) days after the same becomes due and payable under the terms of the loan;

                      (2) the commencement of a proceeding in bankruptcy, receivership or insolvency by or against the borrowing Participant;

                      (3) the termination of the employment of the borrowing Participant with the Employer for any reason; or

                   (4) the borrowing Participant attempts to make an assignment for the benefit of creditors of his Accrued Benefit under the Plan, or of any other security for the loan.

                   (5) if the Plan Administrator determines that the security for the loan is inadequate.

                    Any payments of principal and interest on the loan not paid when due shall bear interest thereafter, to the extent permitted by law, at the rate specified by the terms of the loan. The payment and acceptance of any sum at any time on account of the loan after an event of default, or any failure to act to enforce the rights granted hereunder upon an event of default, shall not be a waiver of the right of acceleration set forth in this paragraph.

             (c) If an event of default and an acceleration of the unpaid balance of the loan and interest due thereon shall occur, the Plan Administrator shall have the right to direct the Trustee to pursue any remedies available to a creditor under the terms of the loan, including the right to execute on the security for the loan, and to apply any amounts credited to the Account of the borrowing Participant at the time of execution or at any time thereafter in satisfaction of the unpaid balance of the loan and interest due thereon.

             (d) A Participant's Accrued Benefit may be used to repay any such loan if:

                    (1)    any portion of a loan or loans shall be outstanding;
                           and

                    (2) an event occurs which entitles the Participant or his estate or his Beneficiaries to receive a distribution from the Plan, then such distribution shall, to the extent necessary to liquidate the unpaid portion of the loan or loans, be made to the Trustee as payment on the loan or loans. No distribution shall be made to a Participant or his estate or his Beneficiaries in an amount greater than the excess of the portion of his Accrued Benefit otherwise distributable over the aggregate of the amounts owing with respect to such loan or loans, plus interest, if any accrued thereon.



                           ARTICLE XX - MISCELLANEOUS

20.01 NO GUARANTEE OF EMPLOYMENT: No Employee of the Employer nor anyone else shall have any rights whatsoever against the Employer or the Trustee as a result of this agreement except those expressly granted to them hereunder. Nothing herein shall be construed to give any Participant the right to remain an Employee of the Employer.

20.02 CONSTRUCTION OF AGREEMENT: This agreement may be executed and/or conformed in any number of counterparts, each of which shall be deemed an original and shall be construed and enforced according to the laws of the State of Ohio, to the extent not inconsistent with the applicable provisions of the Code or ERISA.

20.03 DURATION OF PLAN: Subject to the provisions herein contained with respect to earlier termination, the trust created hereunder shall continue in existence for the longest period permitted by law.

20.04 ILLEGALITY: In case any provisions of this agreement shall be held illegal or invalid for any reason, said illegal or invalid provision shall not affect the remaining parts of this agreement but this agreement shall be construed and enforced as if said illegal or invalid provisions had never been inserted therein.

20.05 WITHDRAWAL BY AN EMPLOYER: Any Affiliated Business or other participating Employer may withdraw from the Plan at any time upon written notice to the Trustee.

20.06 GENDER AND NUMBER: Pronouns and other similar words used in the masculine gender shall be read as the feminine gender where appropriate and the singular form of words shall be read as the plural where appropriate.

20.07 SUCCESSOR EMPLOYER: In the event of the merger, consolidation, sale of assets, liquidation or other reorganization of the Employer, under circumstances in which a successor shall continue and carry on all or a substantial part of the business of the Employer and shall elect to continue this Plan, the successor shall be substituted for the Employer under the terms and provisions of this Plan upon filing its written election to that effect with the Trustee and the Plan Administrator.

20.08 INDEMNIFICATION: The Employer may indemnify, through insurance or otherwise, any one or more of the fiduciaries with respect to the Plan against any claims, losses, expenses, damages or liabilities arising out of the performance (or failure of performance) of their responsibilities under the Plan.

20.09 EXPENSES OF ADMINISTRATION: The Employer may, but does not obligate itself to, pay all or part of the expenses of administration of the Plan, including the compensation and expenses of the Trustee, the expenses of the Plan Administrator and any other expenses incurred at the direction of the Administrator. To the extent that any of these expenses are not paid by the Employer, these expenses shall be paid by the Trustee from the Trust Fund.

         IN WITNESS WHEREOF, this document is executed on behalf of the Employer and the Trustee by their duly authorized officers this 12TH day of JANUARY, 1994 to be effective as of the Effective Date.


                                 EMPLOYER:

                                 CORTLAND SAVINGS AND BANKNG COMPANY


                                 By:    /s/ Dennis E. Linville
                                     -----------------------------------------

                                 Title: Executive V.P. & Corporate Secretary
                                        --------------------------------------



                                 TRUSTEE:

                                 CORTLAND SAVINGS AND BANKING COMPANY


                                 By:    /s/ Joyce P. Ratcliff
                                     -----------------------------------------

                                 Title: Trust Officer
                                        --------------------------------------

                                   APPENDIX A
                                   ----------

                            SPECIFIC LOAN PROVISIONS
                            ------------------------


      The following provisions shall supplement or modify the provisions governing Participant loans in Article XIX of the Plan (attach additional pages, if necessary). To the extent not modified by this Appendix A, and to the extent any of the following items are left blank, the provisions of Article XIX shall continue to govern Participant loans. (Item 1 must be completed. Items 2 through 8 need to be completed only if the Employer desires to supplement or modify provisions contained in Article X of the Plan.)

      1. Person or positions authorized to administer the Participant loan program:





      2. Procedures for applying for loans:





      3. Basis on which loans will be approved or denied:





      4. Limitations (if any) in addition to limits in Article X on the types and amounts of loans offered:





      5. Procedures for determining reasonable rate of interest:





      6. Types of collateral (in addition to the maximum 50% of the Participant's vested Accrued Benefit) which may secure a participant loan:

      7. Additional events constituting default:




      8. Additional steps that will be taken to preserve plan assets in the event of such default:

                                 FIRST AMENDMENT
                                     TO THE
                CORTLAND SAVINGS AND BANKING COMPANY 401(k) PLAN


        WHEREAS, effective March 1, 1984, Cortland Savings and Banking Company (hereinafter referred to as the "Employer") established the Cortland Savings and Banking Company 401(k) Plan (the 'Plan'); and

        WHEREAS, the Plan was amended in its entirety and restated to comply with the Tax Reform Act of 1986 and other relevant legal and regulatory changes; and

        WHEREAS, the Employer wishes to amend the Plan to comply with Section 401(a)(17) of the Internal Revenue Code; and

        NOW THEREFORE, effective as of January 1, 1994, the Employer hereby amends the Plan as follows:

        1. Section 1.11 shall be amended by the addition of the following language at the end of the section:

             In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Section 401(A)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (Compensation Computation Period) beginning in such calendar year. If a Compensation Computation Period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the Compensation Computation Period, and the denominator of which is 12.

             For plan years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

             If Compensation for any prior Compensation Computation Period is taken into account in determining a Participant's benefits accruing in the current Plan Year, the Compensation for that prior Compensation Computation Period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for Compensation Computation Periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.


             II. In all other respects, the Plan shall remain unchanged.

                  WITNESS WHEREOF, the employer and the Trustees affix their signatures on this 24TH day of AUGUST, 1994.

                        EMPLOYER.
                        CORTLAND SAVINGS AND BANKING COMPANY

                        By: /s/ Dennis E. Linville
                            --------------------------------------------------
                                   Dennis E. Linville

                        Title: EXECUTIVE VICE PRESIDENT & CORPORATE SECRETARY
                               -----------------------------------------------

                        TRUSTEE:

                        CORTLAND SAVINGS AND BANKING COMPANY

                        By: /s/ Joyce P. Ratcliff
                            --------------------------------------------------
                                   Joyce P. Ratcliff

                        Title: TRUST OFFICER
                               -----------------------------------------------

                      RESOLUTION OF THE BOARD OF DIRECTORS

                                       OF

                       THE CORTLAND SAVINGS & BANKING CO.


WHEREAS, effective January 1, 1987, The Cortland Savings & Banking Company (hereinafter referred to as the "Employer") established the Cortland Savings & Banking Co. 401(k) Plan ("the Plan"); and

WHEREAS, the Employer wishes to amend the Plan.

NOW THEREFORE, effective July 11, 1995, the Employer hereby amends the plan as follows:

I. The Plan shall be amended to accept rollovers or direct transfers from employees who are not participants in the Plan.
II. The Plan shall be amended to allow the employees of Bank One, Bloomfield to enter the Plan upon their date of hire.


                                   Cortland Savings & Banking Co.



     JULY 11, 1995                 /s/ Dennis E. Linville
--------------------------         --------------------------------------
DATE                               Executive Vice President &
                                   Corporate Secretary

                        RESOLUTION OF BOARD OF DIRECTORS

                                       OF

                       THE CORTLAND SAVINGS & BANKING CO.

WHEREAS, effective January 1, 1987, the Cortland Savings & Banking Co. (hereinafter referred to as the "Employer") established the Cortland Savings & Banking Co. 401(k) Plan ("the Plan"); and

WHEREAS, the employer wishes to amend the Plan.

NOW THEREFORE, effective December 23, 1997, the Employer retroactively amends
Section 11:07(d) of the Plan to read:

Effective for years beginning after December 31, 1996, the required beginning date for a participant who is not a 5% owner is April I of the calendar year following the later of the calendar year in which he or she reaches age 70-1/2 or the calendar year in which the participant terminates employment. The old rule continues to apply to 5% owners.




                                             Cortland Savings & Banking Co.


         DECEMBER 23, 1997                   /s/ Dennis E. Linville
-----------------------------                -----------------------------------
Date                                         Executive Vice President &
                                             Corporate Secretary

                                 LOAN PROCEDURES

                                Revised 09/26/97


The Cortland Savings & Banking Co. 401(k) Plan has adopted a loan provision to assist Plan Participants in raising funds to meet certain immediate and heavy financial needs. Participants in the Plan will be entitled to apply for a loan in accordance with the following rules:


  1.     APPLICATION

         All loan applications will be made on forms provided by the Trust Department. Each form will be completed in its entirety before being considered for approval. Each application will be reviewed on a nondiscriminatory basis, by the Pension Committee members and then signed by the Plan Administrator. Applications for loans must be completed and returned to the Trust Department by March 20th, June 20th, September 20th, and December 20th. The loan proceeds will be distributed in April, July, October, and January.


  2.     APPROVAL PROCESS

         Loans will be permitted for the following reasons only:

             [X] For the purpose of acquiring or constructing any dwelling unit that will be used as the principal residence of the Participant within a reasonable time.

             [X] For the purpose of paying deductible medical expenses (under Code Section 213(d)) of the participant, his or her spouse, or other dependents;

             [X] For the purpose of paying tuition for post-secondary education for the participant, his or her spouse, or other dependents;

             [X] To prevent eviction from, or foreclosure on the mortgage of, the participant's principal residence.

             [X] Other: LOAN REQUESTS FOUND TO BE REASONABLE BY THE PLAN ADMINISTRATORS. All decisions will be rendered in a non-discriminatory basis.

3.       LOAN AMOUNT

         All loans will be limited to 50% of the Participant's vested account balance, provided such loan does not exceed $50,000. The $50,000 maximum amount will be reduced by the Participant's highest outstanding loan balance in the previous 12 months, even if amounts have been repaid.

             [X] The Plan also includes a minimum loan amount of $1,000.

             [X] No Participant may have more than two (2) loans outstanding at any one time.

             [X] A Participant may be denied future loans if he or she defaulted on any previous loan.

4.       REPAYMENT PROCEDURE

         Principal and interest payments will be made monthly.

             [X] Principal and interest payments shall be made by the means of payroll withholding according to the terms of the promissory note.

5.       INTEREST

         Prime rate at date of loan application + 1 %.

6.       TERM OR LOAN

         The period of repayment of any loan shall not exceed five (5) years. However, if the loan is used to acquire your principal residence, then the repayment period may be up to thirty (30) years. The loan may be repaid in whole or in part at any time during the repayment period without penalty.

7.       DEFAULT

         A loan shall be deemed to be in default when a scheduled installment payment is 45 (i.e., 45) days late. If payment has not been made within 15 (i.e., 15) days of the installment due date, the administrator will send the participant a letter notifying him or her that payment is due within 30 (i.e., 30) days of the date of the letter. If payment is not received within such stipulated time period, the following will take place:

         1. The loan is considered to be in default as of the date the first payment was due.

         2. The remaining principal and interest on the loan is due and payable as of the date the last payment was due.

         3. The balance of the loan is now a taxable event, subject to personal income and penalty taxes, but will not relieve the participant's obligation to repay the loan. Form 1099R will be completed and given to the Participant; however, the loan will not be charged against the Participant's vested account balance until he or she terminates service, retires, dies, becomes disabled, attains age 59-1/2 or reaches the earliest date distribution is permitted under the Plan.

         4. To the extent necessary, any collateral pledged as additional security will be foreclosed upon.

         5. If permitted in the Plan, the loan will be deemed an in-service withdrawal. Such withdrawal will be subject to personal income and possibly penalty taxes. Form 1099R will be issued to the participant showing such withdrawal.

         6. To the extent possible, the loan will be renegotiated and payments will be made through payroll withholding.

             NOTE: If a participant contacts the loan administrator before the due date of loan payment, and agrees to item 4, 5, or 6 above, the loan will not go into default.

8.       ADMINISTRATOR

         The Trust Department Officer is responsible for the administration of this loan program. All questions and applications should be addressed to:

                  Cortland Banks, Attention: Trust Department Officer 194 W. Main Street
                  Cortland, Ohio 44410

                  Phone:   (330) 637-8040

9.      EMPLOYERS AUTHORIZATION

           The Plan Administrators (the Pension Committee) certify that the above loan provisions will be administered in a consistent and uniform manner for all Participants in the Plan.




                                                /s/ Dennis E. Linville
                                                -------------------------------
                                                Dennis E. Linville,
                                                Exec. Vice Pres. & Corp. Sec.


                                        3